                                                                    EXHIBIT 10.2

                             KEY WEST CONCH HARBOR

                     INDEX TO STAR DEALER CONTRACT PACKAGE

1.       GUIDELINES FOR PRODUCT SALES AGREEMENT
2.       PRODUCT SALES AGREEMENT {FORM NA-101-MFR (REV. 3/93)}

         1.                                SALE
         2.                                POINT OF DELIVERY
         3.                                PRICES AND TERMS OF PAYMENT
         4.                                OTHER PROVISIONS
         5.                                DURATION OF AGREEMENT
         6.                                PRACTICALITY & PRODUCT GRADES
         7.                                TAXES
         8.                                TRADEMARKS AND BRANDS
         9.                                PRODUCT QUALITY MAINTENANCE
         10.                               COMPLIANCE WITH LAWS
         11.                               ENVIRONMENTAL PROTECTION, INVENTORY
                                           CONTROLS & SPILL RESPONSE
         12.                               GOVERNMENT PRICE CONTROLS
         13.                               CLAIMS
         14.                               WARRANTIES & DISCLAIMERS
         15.                               LIMITATION OF DAMAGES
         16.                               HEALTH & SAFETY
         17.                               MINIMUM STANDARDS
         18.                               INSURANCE REQUIREMENTS
         19.                               FORCE MAJEURE
         20.                               MARKET WITHDRAWAL
         21.                               CUSTOMER COMPLAINTS
         22.                               CREDIT CARDS
         23.                               TERMINATION OR NONRENEWAL BY
                                           SELLER
         24.                               INDEMNITY
         25.                               INDEPENDENT STATUS OF PURCHASER
         26.                               ASSIGNMENT & DELEGATION
         27.                               ADDITIONAL PROVISIONS
         28.                               APPROVAL AND SIGNING BY SELLER
         EXHIBIT A                         DEALER INVENTORY CONTROL PROGRAM
         EXHIBIT B                         UNLEADED MOTOR FUELS
         EXHIBIT B(i)                      DIESEL FUELS
         EXHIBIT B(ii)                     RVP
         EXHIBIT C(i)-C(iv)                MINIMUM STANDARDS
         EXHIBIT D                         INSURANCE ENDORSEMENT

3.       INSTRUCTIONS FOR TEXACO RETAILER CREDIT CARD AGREEMENT
4.       TEXACO RETAILER CREDIT CARD AGREEMENT
5.       INSTRUCTIONS FOR MUTUAL CANCELLATION AGREEMENT
6.       MUTUAL CANCELLATION AGREEMENT (FORM NA-103-SAC)
7.       SUMMARY OF TITLE I OF THE PMPA

                     GUIDELINES FOR PRODUCT SALES AGREEMENT
                          (FORM NA-101 MFR- 3/93 REV)


  IMPORTANT NOTE: The following information is provided in order for you and your dealers to better understand the provisions of the more complicated aspects of the Product Sales Agreement (NA-101-MFR). It should be pointed out to dealers that the most stringent provisions contained in your Sales Agreement with them are also in your contract with Star and that is the reason you must, in turn, hold them responsible.

  You may delete any clause inappropriate to your situation by crossing out the inappropriate clause and having both parties (you and your dealer) initial each crossed out clause. For example, certain parts of the Agreement on image requirements will not be applicable to a service station that you own. Clauses should be deleted if you, or both your dealer and you, believe the clause serves no useful purpose and would cause difficulties for you in the future.

  It is recommended that you first have your dealers read the contract, then use these guidelines as an aid in answering their questions. Provisions not summarized in these guidelines should be sufficiently clear in the Sales Agreement to allow you to explain them to your dealers.


1. Paragraph 5, DURATION OF AGREEMENT: Provides for cancellation of Sales Agreement by either Seller or Dealer if provisions of Agreement are not carried out. Paragraph 5(b) contains an acknowledgment by the Dealer that he/she received a copy of the Summary of the PMPA which is enclosed in this packet. (You should read the Summary before presenting the Dealer with the Agreement). Paragraph 5(c) points out that if the Sales Agreement covers delivery at premises leased by the Seller to the Dealer, the Sales Agreement will terminate upon termination of that lease. Seller must inform the Dealer of any underlying lease with a third party and when the lease expires (paragraph 5 (c)(i) ). Paragraph 5(d) states that Seller may terminate Agreement, on 90 days notice, if Seller cannot perform because of laws, etc. pertaining to rationing or allocation.

2. Paragraph 6(a), PRACTICALITY: States that if it becomes impracticable (from Seller's viewpoint) for Seller to perform under the provisions of this Agreement, Seller will be relieved of his/her obligations and shall not be held liable for any damages incurred by Dealer as a result thereof. Seller will notify Dealer of any allocation formula to be used and it will be the same for all dealers of the same class of trade (6(a)(1)). Seller may suspend agreement with 10 days notice to Dealer until Seller determines it can perform. Seller will not be required to make up shipments (6(a)(2)).

3. Paragraph 6(b), PRODUCT GRADES: Purchaser shall make available for sale to its customers, representative quantities of all grades of gasoline offered for sale by Seller. Seller reserves the right to substitute products or product grades different from those provided in paragraph 1, or discontinue supplying any such product provided for in the Agreement. Seller is relieved of all responsibility to furnish replaced or discontinued product in the future.

4. Paragraph 7, TAXES: Dealer assumes liability for payment of all taxes imposed on the goods and services covered by this Agreement.

5.       Paragraph 8, TRADEMARKS AND BRANDS.

         (a) Advises Dealer that Star has the right to disallow the use of the name Texaco or sale of its products if the Dealer's retail facilities do not comply with the provisions hereunder.

         (b) Grants Dealer the right to use identification of Texaco for properly identifying and advertising Texaco brand motor fuels in geographic areas in which Seller markets motor fuels through Texaco-branded retail outlets in a manner satisfactory to Seller. Texaco branded retail facilities must meet minimum standards of paragraph 17. Seller will notify Dealer, in writing, of deficiencies and Dealer must correct deficiencies within 120 days or de-brand facility. All identification must be removed from permanently de-branded facilities and covered for temporarily closed locations.

         (c) If Texaco identification is not removed as required, Seller may cause removal at Dealer's expense and/or may terminate or fail to renew Agreement.

         (d) Dealer agrees to promote Texaco tradenames and trademarks and shall not operate business in a manner detrimental to trademarks or brand name of Texaco.

         (e) Dealer agrees to not sell non-Texaco brand motor fuel under the trademarks or brand names of Texaco and to sell Texaco motor fuels only through Texaco-branded retail outlets.

         (f) Dealer must seek written approval of Seller in order to brand a retail facility under Texaco brand name and trademarks.

6. Paragraph 9, PRODUCT QUALITY MAINTENANCE. Prohibits commingling, mislabeling, misbranding, misgrading, and sale of contaminated product. Leaded and unleaded fuel may not be commingled nor may grades of gasoline. Allows Seller and/or Star to inspect and sample product at any time.

7.       Paragraph 10, COMPLIANCE WITH LAWS.

         (a) Requires compliance by Dealer with all applicable laws, rules and regulations of federal, state, and local governments concerning the receipt, handling, storage, dispensing, packaging, labeling, advertising, promotion, and sale of products; including EPA Reid Vapor





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Pressure (RVP) oversight, reformulated gasoline, unleaded gasoline, and diesel requirements. (See Exhibits B, B(i), & B(ii)).

         (b) Contains provision to allow Seller and/or Star, its employees, agents, and designees to enter Dealer's place of business at any time to take samples, conduct tests, or inspections to determine whether Dealer is in compliance with all laws.

8.       Paragraph 11, ENVIRONMENTAL PROTECTION, INVENTORY CONTROLS, AND SPILL
         RESPONSE

         (a) Dealer agrees and warrants that all equipment and facilities comply with applicable laws and regulations and are capable of safely handling motor fuels without leaking.

         (b) Includes comprehensive requirement for Dealer to maintain and reconcile inventory records to detect and prevent motor fuel releases, leaks, discharges, and losses. Requires daily recordkeeping for each grade and type of motor fuel. Dealer agrees to retain, inventory records for a minimum of two (2) years. Storage and handling facilities must be inspected weekly and should include:

                 (1)      fuel dispensers (around & under)
                 (2)      inside remote pump access boxes,
                 (3)      inside fuel fill boxes,
                 (4)      diked areas around storage tanks,
                 (5)      transport truck loading and unloading areas,
                 (6)      piping and pumps, and
                 (7)      low areas (sumps, hillsides, & culverts).

Particular attention should be given to this paragraph as it contains detailed inventory control requirements for dealers. Refers to 40 CFR Part 280, Underground Storage Tank regulations and API Publication 1621, Recommended Practices for Bulk Liquid Stock Control at Retail Outlets.

         (c) Dealer must comply with spill and release requirements of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and Oil Pollution Act of 1990 (OPA). Dealer is held responsible for all spill response and disposal action, at its sole cost, for any fuel handled by the Dealer.

         (d)     Refers to Dealer (Purchaser) Inventory Control Program Exhibit
(A) which must be acknowledged and signed by Purchaser.





                              4 - STAR GUIDELINES

9.       Paragraph 13, CLAIMS:

         (a) VARIANCE: Any claims for defect or variance in quality or shortage in quantity shall be made, and the Seller shall be notified and given an opportunity to inspect, within two (2) days after the product or goods are delivered, except that if delivery is made in equipment furnished by the Seller, such notice and opportunity shall be given before the product or goods are unloaded, and if piece count, after unloading. If delivery is made in equipment furnished by the Purchaser, such notice and opportunity shall be given before the product or goods move from point of shipment. Failure of Dealer to comply with requirements of this section shall operate as a waiver of any and all claims by Dealer.

         (b) REPORTING TANK LEAKAGE: Dealer shall measure product in tanks daily and report shortages to Seller immediately upon discovery. Failure of Dealer to comply constitutes a waiver of any claims of Dealer. Further, Dealer agrees to reimburse Seller for any and all expenses incurred as a result of leakage of product because of Dealer's failure to report shortages as stated above. Also refers to Exhibit A, Dealer (Purchaser) Inventory Control Program.

10.      Paragraph 16, HEALTH AND SAFETY.

         (a) Dealer must "cooperate" with Seller to disseminate health and safety information. Upon request, Dealer must provide list of "types of uses" made of products sold by Dealer and make "reasonable efforts" to determine the uses of product bought by customers. Dealer shall also provide this information to anyone it can reasonably foresee as exposed to possible hazard.

         (b) Dealer shall implement, install and maintain all safety and/or security measures, devices and/or procedures required by law to protect the health and safety of Dealer's employees, agents and customers.

11.      Paragraph 17. MINIMUM STANDARDS.

         (a) These standards apply to all Texaco branded retail facilities operated by the Dealer. New image requirements are outlined below.

                 (1) All retail facilities shall meet one of the following image categories on or before June 30, 1994 or be de-identified.

                          (i)     Texaco System 2000 Facilities - Facilities
meet all of the standards of the current edition of the Texaco Retail Facility Standards Manual and meet the requirements of Exhibit C(i) of the Agreement.

                          (ii)    Texaco System 2000 with Marketer
Identification - Facilities meet all of the standards of the current edition of the Texaco Retail Facility Standards Manual, have





                              5 - STAR GUIDELINES
approved Marketer identification on the primary identifier, and meet the requirements of Exhibit C(ii) of the Agreement.

                          (iii)   Texaco Canopy Perfect Facilities - All Texaco
branded locations serving Federal and/or Interstate Highways must have pump island and a canopy that meet the standards of the current edition of the Retail Facility Standards Manual where local zoning permits. Dealer's building and identification, at Star Enterprise's sole discretion, must blend with, and not detract front, the Texaco System 2000 image and meet the requirements of Exhibit C(iii) of the Agreement.

                          (iv)    Other Texaco Approved Facilities - Where
governmental regulations or restrictions or other factors prevent Dealer's retail facilities from being included in one of the above three categories, Star has the right, in its sole discretion, to approve or disapprove the retail facility. Other Texaco Approved Facilities must meet the requirements of the current edition of the Retail Facility Standards Manual and the requirements of Exhibit C(iv) of the Agreement.

                 (2) Contains detailed requirements for maintenance of facilities, equipment, and grounds of retail facilities.

                 (3) Requires Dealer's operations to be maintained in accordance with strict standards. Automotive equipment identified Texaco must be in accordance with the guidelines outlined in the Texaco Marketing Automotive Equipment Painting & Identification Specification Manual.

         (b) Requires Dealers to provide prompt, efficient, courteous and diligent service to all customers.

         (c) If facilities operated by Dealer do not meet the above standards, or are abandoned, unoccupied, or not operated for a period of 60 consecutive days, Texaco identification must be removed within 10 days of written notice by Seller. Failure to do so, may result in Seller and/or Star removing identification at Dealer's expense.

12. Paragraph 18, INSURANCE REQUIREMENTS: This paragraph requires the Dealer to carry the same type insurance Star requires of the wholesaler (except for liability associated with the transportation of product). Limits are up to the discretion of wholesaler. It further provides for Dealer's policies to be endorsed to show Seller as an additional insured and for Dealer to provide Seller with a Certificate of Insurance and an additional insured endorsement in a form identical to that attached as Exhibit D.

13. Paragraph 19, FORCE MAJEURE: A"catch-all" provision which releases both parties from liability caused directly or indirectly by: Acts of God; such events as war, riots, strikes, etc.; governmental actions; law, failure or loss of transportation facilities; and, failure of Seller's





                              6 - STAR GUIDELINES
supplier to supply product. States that failure of Seller to make deliveries to Dealer while delivering to others shall not be a breach of this agreement. Failure of, or delay by, Seller in performance shall not obligate either party to make up deliveries or receipts or to extend the term of this Agreement. Seller may suspend delivery so long as his/her costs of performance are increased and cannot be recovered by an equivalent increase in the price paid by Dealer. Nothing contained in this Agreement shall excuse Dealer from paying Seller amounts of funds due.

14.      Paragraph 22, CREDIT CARDS -

         (a) Dealer agrees to accept the Texaco credit card or other cards if authorized by Seller at time of sale. Also, reserves the right of Seller to withdraw authorization at any time. Requires compliance with Texaco Retailer Credit Card Agreement.

         (b) Requires all credit card sales to relate only to products and services authorized by Seller and/or Star Enterprise. Also requires imprinters to be used for authorized sales only. Provides for revocation of credit card privileges for violations of Credit Card Agreement.

         (c) Acknowledges a "service charge and/or processing charge" for credit cards and reserves the right of Seller to cancel the credit privilege or change the service/processing charge on 30 days notice.

         (d) Seller may pay for credit card invoices by credit memo or check and reimbursement arrangements may be changed by Seller.

15. Paragraph 23, TERMINATION OR NONRENEWAL BY SELLER: In addition to grounds for termination or nonrenewal of Agreement outlined in the Petroleum Marketing Practices Act (PMPA), Seller may terminate or fail to renew the franchise for any of the reasons listed in paragraph 23 (a) through (t) of this Agreement (self-explanatory).

16. Paragraph 24, INDEMNITY: This clause is patterned from the Star requirement placed on the wholesalers. It holds Seller harmless against claims except for those arising, from Seller's sole negligence.

17.      Paragraph 26, ASSIGNMENT AND DELEGATION.

         (a) Prohibits assignment of contract without written waiver. Also, transfer of any shares in corporation is covered.

         (b) Establishes contract as "personal in nature" and prohibits delegation.

                  EXHIBIT A - Dealer Inventory Control Program

 Must be acknowledged and signed by Dealer.





                              7 - STAR GUIDELINES

                        EXHIBIT B - Unleaded Motor Fuels

This exhibit provides a detailed list of duties for the Dealer with respect to assuring the absence of lead content from "unleaded Texaco motor fuel". Dealer is required to sample and test all tanks and hold Seller and Star harmless from any and all liability resulting from any lead introduced into unleaded fuel.

                          EXHIBIT B(i) - Diesel Fuels

This exhibit contractually reiterates the requirements of EPA Reg. 40 CFR Parts 80 & 86, which require that, commencing in October 1993, all diesel sold for off-the-road diesel engines contain blue dye Dealer is required to sample and test all tanks and hold Star and Seller harmless from any and all liability resulting from the introduction of diesel fuel not meeting legally applicable standards into any motor vehicle tank compartment labeled "Low Sulfur Diesel Fuel Only."

                      EXHIBIT B(ii) - Reid Vapor Pressure

This exhibit requires Strict compliance with all federal and state Reid Vapor Pressure requirements. Dealer is required to hold Star and Seller harmless from any and all liability resulting from any infraction. It provides a somewhat detailed program aimed at assuring full compliance. If product fails to meet RVP specs, Dealer must notify Seller "immediately" of any RVP discrepancy at the tinge of delivery, or any rights Dealer may have are waived. Seller and/or Star are granted the right to investigate any such claimed failure to meet RVP specifications.

                      EXHIBITS C(i)-(iv) Minimum Standards

Breaks out standards for facilities in the following categories.

         (1)     Texaco System 2000 Facilities
         (2)     Texaco System 2000 Facilities with Marketer Identification
         (3)     Canopy Perfect
         (4)     Other Approved Facilities

The Texaco Star Sign Program is required for all categories.

       EXHIBIT D - Insurance Endorsement - Commercial General Liability

This Exhibit modifies the Commercial General Liability coverage, Part I.





                              8 - STAR GUIDELINES

Form NA-101-MFR (REV. 3/93)

                            PRODUCT SALES AGREEMENT

AGREEMENT OF SALE (in duplicate) made on the 1st day of June, 1996, between Blaylock Oil Company, located at 724 S. Flagler Avenue. P. O. Box 310, Homestead, Florida, 33090 hereinafter called Seller, and Key West Conch Harbor located at 951 Caroline Street, Key West, Florida, 33040 hereinafter called Purchaser.

1.       SALE.

Seller hereby sells and agrees to deliver and Purchaser buys and agrees to receive and pay for the following products of the kind and quality marketed by Seller at time and place of delivery in quantities specified from time to time by Purchaser, and agreed to by Seller, but in respect of each product not less per year than the minimum nor more per year than the maximum quantity stated below:

          PRODUCT                    *MINIMUM                *MAXIMUM
 Gasolines                           65,000     gallons      81,000     gallons
                                     -----------             -----------
 Diesel Fuels                        565,000    gallons      706,000    gallons
                                     -----------             -----------
 Gasohol                                        gallons                 gallons
                                     -----------             -----------
 Anti-Freeze                                    gallons                 gallons
                                     -----------             -----------
 Motor Lubes (Oils)                  115        gallons      150        gallons
                                     -----------             -----------
 Motor Lubes (Greases)                          pounds                  pounds
                                     -----------             -----------

* Seller reserves the right to deliver such quantities of branded products offered by Seller, only in such lesser or greater amounts as Seller determines are available for delivery hereunder. If this Agreement extends over a period of months, shipments or deliveries shall be made in equal monthly quantities, subject to reasonable seasonal variations as determined by the Seller; provided that, subject to the other provisions of this Agreement, the agreed quantity must be taken within the time fixed.

2.       POINT OF DELIVERY.

         951 Caroline Street
         Key West, FL 33040

3.       PRICES AND TERMS OF PAYMENT.

         (a) PRICES: Purchaser's place of business delivered by Seller's truck or common earlier furnished by Seller.

                 (1)      For Gasolines and Diesel Fuels and for Gasohol:
Seller's price to retailers in effect at time of delivery.

                 (2) For Motor Lubricants and Anti-Freeze: Seller's price to retailers in effect at time of delivery less applicable quantity discounts based on Seller's announced quantity discount schedule for these products.

                 (3) For other products: Seller's price to retailers in effect at time of delivery.

         (b)     TERMS OF PAYMENT.

                 (1)      Gasoline end Diesel Fuel as per arrangement
                 (2)      Gasohol
                 (3)      Motor Lubricants as per arrangement
                 (4)      Anti-Freeze
                 (5)      __________________________________

4.       OTHER PROVISIONS.

The "Provisions of Agreement" printed hereinafter on pages 4 through 19 of this Agreement, except those that by their terms are inapplicable, are a part of this Agreement.

5.       DURATION OF AGREEMENT.

This Agreement is for a period of 5 years commencing on June 1, 1996 and ending on May 31, 2001 and is subject to the following specific additional provisions:

         (a) Either party may terminate this Agreement forthwith by written notice upon failure of the other party to perform strictly any of the obligations imposed upon the other hereby, or upon failure of the other party to exert good faith efforts to carry out the provisions of this Agreement.

         (b) Purchaser acknowledges receipt of a copy of "Summary of Title I of The Petroleum Marketing Practices Act", a Federal law enacted June 19, 1978, and agrees that each and every covenant hereinafter set forth and agreed to by Purchaser is reasonable and of material significance to the Seller and to the contractual relationship established hereby.





                                     2 STAR

         (c) If this Agreement covers delivery at premises leased by Seller to Purchaser, it shall automatically terminate upon termination or cancellation of such lease. In the event that such lease arrangements do exist between Seller and Purchaser, Seller does hereby notify Purchaser in sub-paragraph (i) below, of the existence of an underlying lease, if any, between Seller and a third party covering the same premises, which lease will expire on the date indicated, or for valid reasons may be canceled prior to the end of the term of this Agreement.

                 (i) Underlying lease (if any) expires: _________________ and said lease may not be renewed.

         (d) If Seller determines that it is unable to perform hereunder by reason of any Federal, State or local law or regulation, order, rule, recommendation, request or suggestion relating to priority, rationing or allocation of any product covered hereby, Seller may terminate this Agreement at any time on ninety (90) days written notice to Purchaser

         IN WITNESS WHEREOF Seller and Purchaser have hereunto subscribed their names the day and year first above written.

/s/ T. J. Covey                            Key West Conch Harbor, Inc.
--------------------------                 ----------------------------------
Witness                                    Purchaser

                                           By /s/
                                              -----------------------
                                                   President

/s/ Constance White                        Blaylock Oil Company
--------------------------                 ----------------------------------
Witness                                    Seller

                                           By /s/ L.H. Blaylock
                                              -----------------------
                                                  L.H. Blaylock




                                     3 STAR

                            PROVISIONS OF AGREEMENT

         Acknowledgment: Purchaser acknowledges the provisions set out in paragraph (6) through (28) below as part of this Agreement placing his/her initials in the lower left hand margin of each page.

         6.      PRACTICALITY AND PRODUCT GRADES.

         (a)     PRACTICALITY.

                 (1) In the event Seller's capacity to perform as to all or some of its customers, including Purchaser, becomes impractical in Seller's sole judgment for any reason whatsoever, Seller shall be relieved of its obligation to perform hereunder and shall not be obligated to Purchaser by reason of any delay in performance in whole or in part except to the extent of providing product to Purchaser on the same allocation formula (to be solely determined by Seller) as other purchasers in the same class of trade served from the same shipping point. Seller shall notify Purchaser of the allocation formula to be applied and the quantities, if any, Seller will be able to supply Purchaser.

                 (2) If Seller determines that it is unable to perform hereunder by reason of any federal, state, or local law or regulation, order, rule, recommendation, request or suggestion relating to priority, rationing or allocation of any motor fuel covered hereby, Seller may suspend this Agreement at any time on ten (10) days notice to Purchaser until such time as Seller determines its ability to perform is restored. Nothing herein shall be construed to extend the contract period beyond the term of this Agreement or give rise to any cause of action by reason of any of the provisions of this Paragraph 6. In the event this Agreement is suspended as herein provided, Seller shall not be obligated to make up shipments not made as a result of such suspension.

         (b)     PRODUCT GRADES.

Purchaser shall make available for sale to its customers, representative quantities of all grades of motor fuel gasoline offered for sale by Seller. In the event Seller determines, in its sole discretion that it should make available to Purchaser a motor fuel or grades(s) of motor fuel gasoline different from those provided for in this Agreement, including new formulations containing oxygenates or other additives, or should not make available to Purchaser a motor fuel or grade(s) of motor fuel gasoline provided for in this Agreement, Seller reserves the right at any time to discontinue supplying any such motor fuel covered by this Agreement or to substitute a different motor fuel or grade(s) of motor fuel gasoline. In the event any substitution is made, any maximum and minimum quantities provided for the motor fuel gasoline substituted for shall apply to such replacement motor fuel or grade(s) of motor fuel gasoline and the price shall be Seller's applicable retailer price for such replacement motor fuel. Thereafter, Seller shall be





                                     4 STAR
relieved of any further liability or obligation to furnish the substituted or discontinued motor fuel or grade(s) of motor fuel gasoline.

7.       TAXES.

         (a) Purchaser assumes responsibility for the payment of all federal, state and local taxes, licenses, fees and/or duties, including but not limited to: gross receipts taxes, occupation taxes, motor fuel taxes, sales and use taxes, franchise taxes, income taxes, ad valorem taxes, property taxes, inspection fees, license fees, and all other taxes, fees and licenses arising from the purchase, sale, transfer or disposition, holding for sale, transfer or disposition, or use of the goods covered by this Agreement. Should any government authority require Seller to pay taxes, penalties, or interest which under this Agreement are the responsibility of Purchaser, Purchaser agrees to reimburse Seller for all amounts so paid by Seller.

         (b) If any federal, state or local law authorizes Purchaser to purchase the goods covered by this Agreement without the payment of federal, state or local taxes, Purchaser agrees to furnish Seller evidence satisfactory to Seller of such authority. Until Purchaser presents Seller with acceptable evidence of such authority, Seller shall be entitled to bill Purchaser for all applicable taxes.

8.       TRADEMARKS AND BRANDS.

         (a) It is understood and agreed by Purchaser that Seller does not control the signs, brands, trademarks, or trade name Texaco and that Star Enterprise (Star) has the right to disallow the use of the name Texaco or sale of its products if the retail facility(ies) which Purchaser operates do not comply with the provisions hereunder.

         (b) Purchaser shall have the right to use the trademarks and brand names of Texaco, but only for the purpose of properly identifying and advertising Texaco brand motor fuels handled by Purchaser and in a manner and form satisfactory to Seller and Star in Seller's and Star's sole judgment. The retail facilities operated by Purchaser which meet the minimum standards set forth in Paragraph 17 are hereby authorized by Seller to be identified with Texaco brand names and trademarks. If during the term of this Agreement, any of Purchaser's Texaco-branded retail facilities fail to meet the minimum standards set forth in Paragraph 17, Seller will notify Purchaser in writing to bring such retail facility into compliance, and if Purchaser fails to do so within
(120) days after receipt of such notice, such retail facility shall be de-identified by Purchaser at its expense. Purchaser will cause to be removed all Texaco identification from such location(s) and automotive equipment (including removing all Texaco identification and Primary I.D., Stars and letters from canopy; any Texaco I.D. from dispensers; and any other I.D. that references Texaco from building or property. Purchaser will also paint out faded imprint or outline of Texaco lettering that may exist on building or canopy and remove graphics from spreader bar.) For temporarily closed locations, Purchaser shall cover all signs if applicable, cover Stars and letters on the canopy, and keep the location clean and maintained.





                                     5 STAR

         (c) If Texaco trademarks and identification are not removed as required in Paragraph 8(b), Seller and/or Star may, in addition to any other rights they have, cause the removal for Purchaser's account or, at Seller's sole option, treat it as a breach and failure to comply with a material provision of this Agreement which is both reasonable and of material significance to the relationship between Seller and Purchaser. Any failure by Purchaser to comply with this Paragraph 8 shall constitute good cause to nonrenew or terminate this Agreement as the term "good cause" or any similar term is or may be used in any state or federal statute affecting the rights of the parties to terminate this Agreement.

         (d) In the conduct of its operations Purchaser shall take reasonable action to promote Texaco tradenames and trademarks and the branded products they represent and shall not operate its business in a manner detrimental to the trademarks or brand names of Texaco.

         (e) Purchaser shall not sell non-Texaco brand motor fuels under the trademarks or brand names of Texaco. Purchaser further undertakes and agrees to sell Texaco motor fuels purchased hereunder for resale to the motoring public only through Texaco-branded retail facilities which Purchaser operates.

         (f) Purchaser must seek prior written approval of Seller in order to brand a retail facility under the Texaco brand names and trademarks. Purchaser further understands that Seller has the right, in its sole discretion, to approve or disapprove any retail facility for branding. Purchaser shall not use the trademarks or brand names of Texaco at any retail service station unless Seller in its sole discretion has approved in writing each such retail facility as an acceptable outlet for Texaco branded products and has given Purchaser prior written authorization for the use of such trademarks and brand names of Texaco at such retail facility.

9. PRODUCT QUALITY MAINTENANCE.

         Purchaser will not allow or permit any Texaco brand products to be sold as Texaco branded products by Purchaser which are mislabeled, misbranded or contaminated. Without limiting the generality of the foregoing, Purchaser will not sell or allow Texaco motor fuels of a lower grade to be sold as Texaco motor fuels of a higher grade if they have been commingled. Purchaser will not commingle any substance with a Texaco brand motor fuel and then sell it as a Texaco brand motor fuel; nor will Purchaser allow or permit the commingling of leaded with unleaded motor fuel; nor will Purchaser allow or permit the sale of motor fuel or any other product under a Texaco label or designation which is in fact not a Texaco brand product or is a grade of Texaco product other than that described by the label or designation. Purchaser hereby authorizes Seller and/or Star to inspect and sample at any time the Texaco brand products at Purchaser's facility(ies), including products contained in Purchaser's equipment, and to conduct such tests of the product as Seller and/or Star may deem necessary. Purchaser shall cooperate with Seller and/or Star in any investigation of an alleged violation of any obligations contained herein.





                                     6 STAR

10.      COMPLIANCE WITH LAWS.

         (a) Purchaser shall fully comply with all applicable laws, rules, regulations, orders and guidelines of any federal, state or local governmental authority regarding the receipt, handling, storage, dispensing, packaging, labeling, advertising, promotion and sale of the motor fuels hereunder, including without limitation (1) all requirements of the Americans with Disabilities Act, 42 U.S.C. section 12101 et seq., and the regulations promulgated thereunder, (2) the requirements of the Occupational Safety and Health Act, 29 U.S.C. section 651 et seq., and the regulations promulgated thereunder, and (3) the Clean Air Act, 42 U.S.C. section 7401 et seq., and any other federal, state and local environmental laws, and the regulations promulgated thereunder, relating to or governing the recovery of vapors, octane and other labeling requirements, segregation, and storage of unleaded gasolines, and any laws, rules and regulations governing the sale of diesel fuel, reformulated gasolines and maximum allowable Reid Vapor Pressure.
Without limitation of the foregoing, Purchaser shall comply with the provisions of Exhibit B (Unleaded Motor Fuels), Exhibit B(i) (Diesel Fuels), and Exhibit B(ii) (Reid Vapor Pressure).

         (b) Purchaser will give the written contractual right for Seller and/or Star, its employees, agents and designees, to enter Purchaser's place of business at any time to obtain such samples or conduct such tests or inspections as may, in Seller's and/or Star's judgment, be reasonably required to determine that Purchaser is complying with all applicable federal, state and local laws, rules, regulations, orders and guidelines as required herein. Purchaser shall cooperate with Seller and/or Star in any investigation relating to Purchaser's obligations hereunder.

11.      ENVIRONMENTAL PROTECTION, INVENTORY CONTROLS AND SPILL RESPONSE.

         (a) Purchaser represents and warrants that the facilities and equipment owned or operated by Purchaser and used for the storage and handling of motor fuels comply with all applicable environmental laws, rules and regulations, including without limitation federal, state and local leak detection requirements and standards, and are capable of safely handling motor fuels without leaking.

         (b) Purchaser agrees to maintain and reconcile inventory records to detect and otherwise prevent motor fuel releases, leaks, discharges and losses. Purchaser agrees to comply with 40 CFR Part 280 and all applicable state and local laws. Such inventory reconciliation shall comply with API Publication 1621 and all applicable laws. Purchaser agrees to retain product inventory records for a minimum of two (2) years or any longer period required by law. Purchaser agrees to inspect motor fuel storage and handling facilities at least once a month or more frequently if required by law for indications of possible leakage. This inspection should include without limitation the following areas: (1) around and under fuel dispensers, (2) inside remote pump access boxes, (3) inside fuel fill boxes, (4) storage tank diked areas, (5) transport truck loading and unloading areas, (6) pumps and piping, and (7) low areas such as sumps, hillsides or culverts.





                                     7 STAR

         (c) Purchaser shall immediately report any spill, release or other discharge of motor fuels as may be required by federal, state or local laws, rules or regulations, including without limitation any reporting requirements contained in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. section 9601 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. section 2701 et seq. In the event of any spill, release, discharge, disposal or loss (or imminent threat thereof of motor fuel handled by Purchaser under this Agreement or of any hazardous or harmful substance, air contaminant or pollutant for which Purchaser is responsible, Purchaser shall immediately proceed, at its sole cost and expense, to prevent, stop or abate any such spill, release or discharge, and shall immediately notify Seller of such event or occurrence. Purchaser shall, at its sole cost and expense, be responsible for all spill response action and any environmental remediation required as a result of any such spill, release or discharge, including any requirements of a "Responsible Party" as defined in the Oil Pollution Act of 1990, and for the disposal of any waste resulting from such spill response or environmental remediation.

         (d) Purchaser shall comply with Dealer Inventory Control Program outlined in Exhibit A.

12.      GOVERNMENT PRICE CONTROLS.

If Seller's right to charge or receive any price or amount payable under this Agreement, or to revise any such price as herein provided, is restricted or prohibited by law, regulation or order of any government authority, Seller may from time to time terminate the provisions of this Agreement insofar as they apply to the product or products, or to the price or prices which are so restricted or prohibited, upon thirty (30) days prior written notice to Purchaser. Upon the expiration of said thirty days, any such product or products shall be deemed deleted from this Agreement; provided, however, that the remainder of this Agreement shall otherwise continue to remain in full force and effect.

13.      CLAIMS.

         (a) VARIANCE - Any claims for defect or variance in quality or shortage in quantity shall be made, and the Seller shall be notified and given an opportunity to inspect, within two (2) days after the product or goods are delivered, except that if delivery is made in equipment furnished by the Seller, such notice and opportunity shall be given before the product or goods are unloaded, and if piece count, after unloading. If delivery is made in equipment furnished by the Purchaser, such notice and opportunity shall be given before the products or goods move from point of shipment. If equipment furnished by the Seller is in bad order or leaking, the Purchaser shall notify the carrier and secure examination by the authorized agent of the carrier





                                     8 STAR
as to the condition of the shipment before the same is unloaded. Failure of the Purchaser to comply with these requirements shall operate as a waiver of any and all claims by the Purchaser.

         (b) REPORTING TANK LEAKAGE - Purchaser shall be responsible for measuring product contained in tanks, on a daily basis and reporting unexplained shortages to Seller immediately upon discovery. Failure of Purchaser to comply with this requirement shall constitute a waiver of any and all claims of Purchaser. Further, Purchaser agrees to reimburse Seller for any and all expenses incurred as a result of leakage of product because of Purchaser's failure to report shortages as stated above. (Also, see Exhibit A, Dealer (Purchaser) Inventory Control Program.)

14.      WARRANTIES AND DISCLAIMERS.

SELLER WARRANTS THAT ALL MOTOR FUELS SOLD TO PURCHASER UNDER THIS AGREEMENT SHALL MEET STAR'S THEN CURRENT SPECIFICATIONS. SELLER MAKES NO OTHER WARRANTIES OF ANY KIND AS TO THE MOTOR FUELS SOLD TO PURCHASER UNDER THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

15.      LIMITATION OF DAMAGES.

Neither party shall be liable for any indirect, special, incidental, consequential or punitive damages whether under tort, contract, strict liability, statute or otherwise.

16.      HEALTH AND SAFETY.

         (a) Purchaser shall cooperate with Seller to facilitate the dissemination of any health and safety information from Seller concerning the motor fuels sold hereunder. Upon request of Seller, Purchaser shall promptly provide to Seller an accurate listing of the types of uses made of the motor fuels sold hereunder by Purchaser and shall provide accurate information in response to such requests. In response to such request by Seller, Purchaser shall make reasonable efforts to determine the uses of the motor fuels bought hereunder by Purchaser's customers. Purchaser shall also disseminate, to all persons who Purchaser can reasonably foresee may be exposed to possible hazards from the motor fuels sold hereunder, any health and safety information from Seller promptly after such information is furnished to Purchaser by Seller and in the manner prescribed by Seller, including but not limited to dispenser decals, portable container labels, fueling area signs and information leaflets.

         (b) Purchaser shall be responsible for the implementation, installation and maintenance of any and all safety and/or security measures, devices and procedures required by





                                     9 STAR
law or which may reasonably be required to protect the health and safety of Purchaser's employees, agents and customers.

17.      MINIMUM STANDARDS.

Purchaser recognizes that it is in the interest of the parties to this Agreement for Purchaser to affirmatively conduct its business to reflect favorably on said parties and to further promote public acceptance of Texaco's brand names, trademarks and motor fuels. In recognition of such objectives, Purchaser agrees to conduct its operations in accordance with the following minimum standards:

   (a)     Retail Facilities Operated by Purchaser and Purchaser Operations.

                 (1) All Texaco-branded retail facilities shall meet one of the following image categories on or before June 30, 1994 or be de-identified.

                          (i)     Texaco System 2000 Facilities - Facilities
shall meet all of the standards of the current edition of the Texaco Retail Facility Standards Manual and meet the requirements of attached Exhibit C(i).

                          (ii)    Texaco System 2000 with Marketer
Identification - Facilities shall meet all of the standards of the current edition of the Texaco Retail Facility Standards Manual, including approved Marketer identification on the primary identifier, and meet the requirements of attached Exhibit C(ii).

                          (iii)   Texaco Canopy Perfect Facilities - Facilities
serving U.S. and/or Interstate Highways must have a pump island and a canopy that meet the standards of the current edition of the Retail Facility Standards Manual where local zoning permits. Purchaser's building and identification requirements shall be at Star's sole discretion and must blend with and not detract from the Texaco System 2000 image, and meet the requirements of attached Exhibit C(iii).

                          (iv)    Other Texaco Approved Facilities - Where
governmental regulations or restrictions or other factors prevent Texaco-branded retail facilities operated by Purchaser from being included in one of the above three categories, Star has the right in its sole discretion to approve or disapprove the retail facility. Other Texaco Approved Facilities must meet the requirements of the current edition of the Retail Facility Standards Manual and the requirements of attached Exhibit C(iv).

                 (2) All Texaco-branded retail facilities shall be maintained as follows: (i) Buildings, equipment, rest rooms, driveways, grass or planting areas, and storage areas shall be maintained inside and out in good, clean, neat, safe, secure, uncluttered, unobstructed and healthful condition with all necessary painting and repairs made thereto; (ii) Pumps and





                                    10 STAR
dispensers which dispense Seller's products shall be properly identified with Texaco product decals and other decals which may be required by applicable laws, rules and regulations; (iii) If price signs are displayed, they shall be Texaco approved type and Texaco trademarks, signs, logos and other identification shall be kept clean, in good repair and painted where required according to Star's specifications; (iv) Purchaser's employees shall at all times present a good personal appearance, observe clean, neat and safe working habits, render prompt, courteous and honest treatment to customers and take reasonable action to promote Texaco tradenames and trademarks and the branded products they represent; and (v) The driveways and pump islands will be kept clear of repaired vehicles, damaged vehicles, or other obstacles which may prevent easy access to the motoring public.

                 (3) All other facilities operated by Purchaser shall be maintained as follows: (i) Operations inside and out, including storage tanks, warehouse buildings, automotive equipment, loading racks, improvements and facilities thereon, shall be in a good, clean, neat, safe, secure, uncluttered, unobstructed, healthful condition, painted and operated and in accordance with all applicable laws, rules and regulations; and (ii) Automotive equipment identified Texaco must be in accordance with the guidelines outlined in the Texaco Marketing Automotive Equipment Painting and Identification Specification Manual.

         (b) In the conduct of its operations Purchaser shall provide prompt, efficient, courteous and diligent service to customers at its Texaco-branded retail facilities.

         (c) In the event Purchaser's retail facility(ies) do not meet Seller's minimum standards as set forth in this Agreement or if the retail facility(ies) is abandoned, unoccupied or not operated for a period of sixty
(60) consecutive days, Purchaser will cause, upon written demand by Seller, Texaco identification to be removed from such location(s) or automotive equipment (including painting over identifying Texaco colors) promptly but not later than within ten (10) days following date of said demand. Removal will be at Purchaser's expense. If Texaco identification is not removed within said time, Seller and/or Star may, in addition to any other rights they have, cause the removal for Purchaser's account in accordance with Paragraph 8(c).

18.      INSURANCE REQUIREMENTS.

         (a) Purchaser shall maintain, at its sole cost during the term of this Agreement, the insurance coverage set forth below with companies satisfactory to Seller with full policy limits applying, but not less than as required herein. Such insurance shall state that coverage is primary to any other valid insurance available to Seller or its affiliates, provide for separation of interests, and give written notice of cancellation or material change. Any deductible or retention of insurable coverages shall be for Purchaser's account Notice of cancellation or changes shall not affect the coverage afforded Seller until 30 days after written notice is received A certificate evidencing these coverages shall be delivered to Seller prior to commencement of this Agreement





                                    11 STAR

The insurance policy and certificate of insurance issued to Seller shall name Seller (and Star Enterprise to the extent of their interest in Seller) an additional insured (except for Worker's Compensation Insurance) without regard to the allocation of liability provisions contained in this Agreement, to the extent of any claim, loss or liability within the scope of the insurance coverage set forth below. Purchaser shall secure from its insurance companies, for all insurance coverage specified below, except Worker's Compensation Insurance or its equivalent, an additional insured endorsement in a form identical to the endorsement form attached as Exhibit D. Purchaser shall maintain, in accordance with this Paragraph 18, the following required insurance:

         (1) Commercial General Liability unamended or Comprehensive General Liability insurance with Broad Form CGL endorsement with limits of not less than $500,000 each occurrence and $500,000 general aggregate, provided that endorsement CG2503 or CG2504 amending aggregate limits should apply. Liquor Liability coverage must be included for facilities engaged in the sale of alcohol.

Purchasers which operate marine facilities shall have the water craft exclusion deleted or purchase equivalent coverage.

         (2) Business Automobile Liability insurance covering any vehicle used in Purchaser's operations with limits of liability of not less than:
Bodily Injury $500,000 each person, $500,000 each accident; Property Damage $500,000 or a Combined Single Limit of $500,000 for bodily injury and property damage, such policy to be endorsed with MCS-90 when material transportation is involved.

         (3) Worker's Compensation Insurance as required by laws and regulations applicable to and covering employees of Purchaser engaged in the performance of this Agreement.

         (4) Employer's Liability Insurance protecting Purchaser against common law liability, in the absence of statutory liability, for employee bodily injury arising out of the master-servant relationship with a limit of not less than $500,000 each accident; $500,000 Disease-Policy Limit; $500,000 Disease-Each Employee.

         (5) Underground Storage Tank Liability (UST) insurance with limits as required by federal and/or state laws.

         (6) Purchasers engaged in garage operations shall provide Comprehensive Garage-keepers Legal Liability with limits not less than $ N/A.

Failure of the Purchaser to keep the required insurance policies in full force and effect during the term covered by this Agreement shall constitute a breach of this Agreement and Seller shall have the right in addition to any right or remedy available under applicable law, to immediately cancel and terminate this Agreement without further cost to Seller.





                                    12 STAR

19.      FORCE MAJEURE.

         (a) Unless otherwise expressly provided for in this Agreement, failure (in whole or in part) or delay on the part of either party in the performance of any of the obligations imposed upon such party hereunder shall be excused and such party shall not be liable for damages or otherwise on account thereof when such failure or delay is the direct or indirect result of any of the following causes, whether or not existing at the date hereof, and whether or not reasonably within the contemplation of the parties at the date hereof, namely: Acts of God, earthquakes, fire, flood, or the elements, malicious mischief, insurrection, riot, strikes, lockouts, boycotts, picketing, labor disturbances, public enemy, war (declared or undeclared), compliance with any federal, state or municipal law, or with any regulation, order, rule, recommendation, request or suggestion (including, but not limited to, priority rationing or allocation orders or regulations) of governmental agencies, or authorities or representatives of any government (foreign or domestic) acting under claim or color of authority; total or partial failure or loss or shortage of all or any part of transportation facilities ordinarily available to and used by a party hereto in the performance of the obligations imposed by this Agreement, whether such facilities are such party's own or those of others; or, if failure or delay be that of Seller, total or partial loss or shortage of raw or component materials or products ordinarily required by Seller, the commandeering or requisitioning by civil or military authorities of any raw or component materials, products or facilities, including but not limited to, producing, manufacturing, transportation and delivery facilities; perils of navigation, even when occasioned by negligence, malfeasance, default or errors in judgment of the pilot, master, mariners or other servants of the ship's owner; or any cause whatsoever beyond the control of either party hereto, whether similar to or dissimilar from the causes herein enumerated.

         (b) If by reason of any said causes, Seller is unable to make deliveries to all of its customers (whether under contract or not), its failure in whole or in part to make deliveries to Purchaser, while delivering to others, shall not be a breach of this Agreement and in such event Seller may, but shall not be obligated to, prorate its available supply.

         (c) Upon cessation of the cause or causes for any such failure or delay, performance hereof shall be resumed, but such failure or delay shall not operate to extend the term of this Agreement nor obligate either party to make up deliveries or receipts, as the case may be.

         (d) Seller may suspend deliveries so long as its cost of performance is increased and the increased cost cannot be recovered by an equivalent increase in the price to be paid by Purchaser.

         (e) Nothing herein contained shall excuse Purchaser from paying Seller when due any amounts payable hereunder or pursuant hereto.





                                    13 STAR

20.      MARKET WITHDRAWAL.

In the event Seller elects to withdraw from marketing of motor fuels in any market or area supplied by Purchaser pursuant to the provisions of the Petroleum Marketing Practices Act, 15 U.S.C. section 2801 et seq., as may be amended from time to time, Seller may terminate this Agreement at any time without further liability upon one hundred eighty (180) days written notice. Upon receipt of the aforesaid notice of termination, Purchaser may at any time thereafter terminate this Agreement prior to the expiration of said 180-day period upon delivery of written notice of termination to Seller.

21.      CUSTOMER COMPLAINTS.

Purchaser will respond to any customer inquiries or complaints received by Purchaser or Seller in connection with any customer served by Purchaser. Upon receiving notice of a customer inquiry or complaint, Purchaser shall promptly take reasonable action to correct or satisfactorily resolve each such inquiry or complaint and shall promptly notify Seller of all actions taken by Purchaser to correct or resolve each such complaint.

22.      CREDIT CARDS.

         (a) Purchaser agrees that the Texaco-branded retail facilities it operates will accept and honor Texaco Credit Cards or other credit cards, if any, authorized by Seller and/or Star at the time of sale. Seller reserves the right to withdraw authorization at any time. Purchaser covenants that in credit card sales Purchaser shall comply with the Texaco Retailer Credit Card Agreement between Seller and Purchaser (and any special instructions relative to credit card transactions issued by Seller and/or Star from time to time). Purchaser shall be responsible in all respects for any breach of the aforesaid agreement by the Texaco-branded retail facilities operated by Purchaser.

         (b) Purchaser covenants that all credit card or other invoices which are transmitted to Seller by Purchaser shall relate only to sales of products and services authorized by Seller and/or Star for purchase on Texaco Credit Cards or other credit cards authorized by Seller and/or Star, if any. Purchaser further covenants that credit card imprinters and any other equipment associated with credit card sales (Credit Card Equipment) which are supplied by Seller will be accounted for at all times and will never be permitted to cover sales of products other than those authorized by Seller and/or Star on Texaco Credit Cards or other credit cards authorized by Seller and/or Star, if any In the event that Credit Card Equipment is used in violation of the covenants in the preceding sentence or otherwise used in violation of the covenants set forth in the Credit Card Agreement, Seller may revoke the privilege of honoring credit cards at said outlets, repossess the Credit Card Equipment, and upon written demand Purchaser shall take such action necessary to secure the return of the Credit Card Equipment to Seller promptly but no later than five (5) days from the date of demand.





                                    14 STAR

         (c) Purchaser acknowledges that Seller imposes a service charge and/or processing charge for the privilege of honoring Texaco Credit Cards or other credit cards authorized by Seller and/or Star, and Purchaser acknowledges that Seller reserves the right to discontinue the extension of credit (including the acceptance of Texaco Credit Cards) or to change the terms of such service charge and/or processing charge upon giving Purchaser at least thirty (30) days written notice.

         (d) Credit Card invoices will be transmitted to the Credit Card Center designated by Seller or other place that may be designated by Seller from time to time. Seller will, upon receipt and verification of such invoices, reimburse Purchaser by check or credit memorandum, although reimbursement arrangements may be changed from time to time by Seller.

23.      TERMINATION OR NONRENEWAL BY SELLER.

The occurrence of any of the events enumerated in subparagraphs (a) through (t) of this Paragraph 23 shall constitute a failure by the Purchaser to comply with a provision of this Agreement which is both reasonable and of material significance to the relationship between Seller and Purchaser, and shall constitute good cause to nonrenew or terminate this Agreement as the term "good cause" or any similar term is or may be used in any state or federal statute affecting the rights of the parties to terminate this Agreement. Upon the occurrence of any of the following events, or upon such other grounds as are set forth in the Petroleum Marketing Practices Act, 15 U.S.C. section 2801 et seq., as amended from time to time, Seller may terminate this Agreement:

         (a) If Purchaser fails to purchase at least the minimum quantities of each motor fuel as set forth in Paragraph 1 for any yearly period unless such right is expressly waived in writing by Seller; provided, however, that any failure to terminate shall not constitute a waiver by Seller of any subsequent breach of the Purchaser's obligation to purchase and take the minimum yearly quantities of motor fuels;

         (b) If Purchaser fails to observe Seller's rules, regulations and requirements in effect at the delivery point(s) at which delivery is made;

         (c)     Upon default in the payment of any sum when due;

         (d) If Purchaser, its employees, agents, or invitees violate the covenants or fail to comply with any of the provisions of Exhibit B, B(i), and B(ii);

         (e) If Seller elects to withdraw from marketing of motor fuels in the market or area supplied by Purchaser as set forth in Paragraph 20 hereof;





                                    15 STAR

         (f) If Purchaser fails to cause the removal of Texaco identification from automotive equipment owned by Purchaser or retail facilities operated by Purchaser as required by Paragraphs 8 or 17 hereof;

         (g) If Purchaser sells non-Texaco brand motor fuels or any mixture or adulteration of Texaco brand motor fuels with each other or with any other product or material under the trademarks or brand names of Texaco; if Purchaser sells Texaco brand motor fuels under brand names or trademarks other than those of Texaco; if Purchaser uses Texaco identification in a manner which deceives or causes a likelihood of confusion to the motoring public;

         (h) If Purchaser fails to take reasonable action to satisfy customer complaints as set forth in Paragraph 21 hereof;

         (i) If Purchaser violates the covenants or fails to comply with any of the provisions of Paragraph 22 hereof;

         (j) If Purchaser fails to comply with any applicable laws, ordinances, regulations, judicial and administrative orders and other legal requirements of all governmental authorities, federal, state, municipal or other pertaining to this Agreement and the loading, unloading, storage, transportation, and sale of petroleum products;

         (k) If Purchaser fails to maintain the quality and integrity of Texaco brand motor fuels as set forth in Paragraph 9 hereof;

         (l) If Purchaser sells or assigns this Agreement without the prior written consent of Seller, or attempts to do so, as set forth in Paragraph 26 hereof;

         (m) If Purchaser fails to secure and maintain insurance coverage as provided in Paragraph 18 hereof;

         (n) If Purchaser fails to cooperate with Seller to facilitate the dissemination of any health and safety warnings and notices from Seller concerning the motor fuels sold hereunder as provided in Paragraph 16 hereof;

         (o) Upon any breach of any of the other terms, covenants, warranties, agreements and conditions of this Agreement or any Credit Card Agreement or any other agreement that may be in effect between the parties;

         (p) If bankruptcy or insolvency proceedings are begun by or against Purchaser or if Purchases becomes insolvent;

         (q) If any attachment, garnishment, execution or other legal process or proceeding is levied or begun by anyone other than Seller against or involving Purchaser's business, or any





                                    16 STAR
other financial impairment exists as to Purchaser's business, and is not removed, cured, bonded or satisfied within forty-five (45) days from the date of such levy, execution or commencement of proceedings;

         (r) If Purchaser makes or furnishes any false or misleading statement, or if Purchaser fails to disclose information to Seller, its agents or employees, concerning any material fact for the purpose of inducing Seller to make any payment, to deliver product, to extend or continue to extend or increase credit or to issue any credit memorandum to Purchaser or to any other party acting in concert with Purchaser.

         (s) If the premises are vacant, unattended or not operated for the retail sale of motor fuels for seven (7) consecutive days or such lesser period which, under the fact and circumstances, constitutes an unreasonable period of time;

         (t) If Purchaser fails to maintain the following hours of operation:

competitive __________________________________________________________________
_______        Approved and agreed to_______________________________


24.      INDEMNITY

Purchaser covenants and agrees to fully defend, protect, indemnify and hold harmless Seller, its employees and agents, from and against each and every claim, demand or cause of action and any and all liability, costs, and expenses (including but not limited to reasonable attorneys' fees and expenses incurred in defense of the Seller), damage or loss in connection therewith which may be made or asserted by Purchaser, Purchaser's employees or agents, or any third parties (including but not limited to Seller's agents, servants or employees) on account of personal injury or death or property damage caused by, arising out of, or in any way incidental to or in connection with the performance hereunder. Purchaser shall defend, protect and indemnify Seller without regard to whether the negligence, fault or strict liability of Seller is a contributory factor. Only those matters which are determined by a final, nonappealable judgment to be a result of the sole negligence of the Seller or the sole negligence of a third party who is not an agent, employee, invitee, or subcontractor of Purchaser shall be excluded from Purchaser's duty to indemnify Seller. For the purpose of this paragraph, the term "Seller" shall include Seller's agents, employees and affiliated companies.

25.      INDEPENDENT STATUS OF PURCHASER.

This Agreement shall not be deemed to reserve, give or grant to Seller any right to manage or control the day-to-day business of Purchaser and neither Purchaser nor its employees or agents shall be agents or employees of Seller for any reason or for any purpose whatsoever. Purchaser is, and shall be at all times, an independent business entity that is free to select its customers,





                                    17 STAR
purchase and sell products from sources other than Seller, set its own selling prices and terms of sale, and generally conduct its business as it determines subject to the obligations set forth in this Agreement.

26.      ASSIGNMENT AND DELEGATION.

         (a) It is understood and agreed Purchaser shall not sell, assign or otherwise dispose of Purchaser's interest in this Agreement in whole or in part, directly or indirectly, by operation of law or otherwise without the prior written consent of Seller in each instance, and this requirement may not be waived except in writing. Any such purported sale, assignment or disposition of Purchaser's interest in this Agreement without Seller's prior written consent shall be null and void and not binding upon Seller. In the event Purchaser is a corporation or other business entity, this subparagraph shall be deemed to apply to the sale, assignment or other disposition of the ownership of any share or interest in such corporation or business entity. It is further understood and agreed that if an assignment is made with Seller's prior written consent (1) to a corporation or other business entity, all owners of any share or interest in such corporation or other business entity shall agree to be jointly and severally liable and responsible hereunder and to personally carry out all obligations of Purchaser hereunder, or (2) to one or more individuals, all assignees accepting such assignment or acting pursuant to the assignment as owners or operators of Purchaser's business shall agree to be jointly and severally liable to carry out all obligations of Purchaser hereunder.

         (b) This Agreement is personal in nature and the performance of Purchaser's duties cannot be delegated by the Purchaser without the prior written consent of Seller.

27.      ADDITIONAL PROVISIONS

         (a) Entirety of Agreement. This Agreement is intended by the parties to be the final, complete and exclusive embodiment of their agreement about the matters covered herein and no prior stipulation, agreement or understanding of the parties or their agents shall be valid or enforceable to the extent they are inconsistent with this Agreement. This Agreement may not be altered, amended or changed in any way except by a written instrument executed by both parties.

         (b) Waiver. The right of either party to require strict performance by the other of any and/or all obligations imposed upon the other by this Agreement shall not in any way be affected by any previous waiver, forbearance or course of dealing.

         (c) Severability. If for any reason a provision or provisions contained in this Agreement are held to be invalid, illegal or otherwise void, the remaining provisions of this Agreement shall not, be affected and shall continue in full force and effect.





                                    18 STAR

28.      APPROVAL AND SIGNING BY SELLER.

This Agreement shall not be binding on Seller until approved and signed on its behalf by a duly authorized of officer or employee. Commencement of performance hereunder prior to such signing approval and signing shall in no case be construed as a waiver by Seller of the foregoing requirement.

         IN WITNESS WHEREOF, Seller and Purchaser have hereunto subscribed their names.


/s/ Constance White               (SELLER)
-----------------------
       (WITNESS)
                                  By:/s/
                                     --------------------------
                                  Blaylock Oil Company

                                  Title: President
                                        -----------------------

                                  Date:  6/1/96
                                       ------------------------


/s/ T.J. Covey                    (PURCHASER)
-----------------------
       (WITNESS)
T.J. Covey                        By:/s/
                                     --------------------------
                                  Key West Conch Harbor, Inc.

                                  Title: President
                                        -----------------------

                                  Date: 6/1/96
                                       ------------------------





                                    19 STAR

                                   EXHIBIT A

                  DEALER (PURCHASER) INVENTORY CONTROL PROGRAM

This is to advise you of Blaylock Oil Company' s (hereafter referred to as Seller) comprehensive environmental program and to establish current standards for maintaining and monitoring dealer inventory control at your station and for protecting you financially against product loss from tank leaks.

                           Product Loss Implications

Federal, state and local laws regarding water and ground pollution, as well as the increased interest of the public and the news media in any type of pollution, make it necessary that Seller and its service station dealers exert every reasonable effort to prevent product leaks and spills at their facilities. Furthermore, the potential impact of a product loss is staggering: businesses, homes, and schools could be shut down; recreational areas can be affected; and drinking water might be contaminated. In addition, fines and penalties can range up to $10,000 per tank per day and the costs for product recovery and claim settlements can run into millions of dollars. The consequences should not be taken lightly by any of us.

                  Seller's Comprehensive Environmental Program

Accordingly, Seller has developed and committed itself to a comprehensive environmental control program aimed at minimizing the risk of product loss.
The program addresses equipment and installation standards, as well as on-going monitoring, leak detection, record keeping and reporting requirements. Our efforts, however, cannot solve this problem without your full cooperation in maintaining methodical daily inventory control, including daily reconciliation of physical inventory readings with sales records and delivery receipts, and immediate reporting of evidence or suspicion of leaks to us so that appropriate remedial action can be taken. You must also use one or a combination of the following monthly leak detection methods: automatic tank gauging, monitoring of soil vapors or liquids in ground water; interstitial monitoring (between tank and secondary barrier); or any other method that meets the requirements of 40 C.F.R. S 280.43. Because of the grave consequences that can result from an underground tank leak, we invite your attention to and emphasize the importance of your contractual obligation in this matter and advise you of our intent to monitor the integrity of the underground storage facilities by periodically performing a review of your inventory control records and procedures, including, if necessary, a physical inventory. This is being done so that Seller may limit the effects of any tank leaks which might be discovered. However, your daily actions will be the backbone of an effective leak prevention program.

In order to protect both you and Seller and fully comply with existing laws and regulations, you must, at a minimum, ensure that the following inventory control procedures are adhered to.





                                    20 STAR

         (1) Check the underground storage tanks daily for leakage and water.

         (2) Check the underground storage system monthly for leakage by using one of the required leak detection methods mentioned earlier.

         (3) Observe all motor fuel deliveries to ensure that there are no overspills or that spills are immediately detected and reported to Seller.

         (4) Maintain regular inventory control records in accordance with Seller's recommendations and permit Seller to examine such records.

Also, you may be responsible for making repairs or replacements, which are ordinarily Seller's responsibility, if you are negligent or do not give Seller prompt notice of each such repair or replacement required. Moreover, you are required to protect Seller against any loss from, and to immediately report any accident to, any person or property arising from your operations on the promises.

                       Procedures for Product Deliveries

Your maintenance of the daily and monthly inventory systems, as discussed above, will help protect both you and Seller against any costly product losses and reduce the risks of injury to persons and property, imposition of fines, etc., which can result from an undetected leak. In addition, you must ensure that the following procedures are adhered to for all motor fuel deliveries:

         1. Gauge tanks prior to deliveries to ensure that there is available storage capacity for the amount of product to be delivered.

         2. Make sure that all delivery trucks are checked prior to delivery to determine if compartments are loaded to markers and after delivery to determine if truck is empty.

         3. Take and record stick readings just prior to and immediately after each delivery. In the case of manifold tanks, sufficient time should be allowed for product equalization.

         4. Constantly watch all deliveries of product to ensure that the tank can hold the product and that no overfill results.

         5. Immediately contain and clean up any spills of 25 gallons or less. Spills of any size must be immediately reported to Seller.





                                    21 STAR

                            Product Loss Protection

Our current policy is to protect any lessee-dealer against product loss not caused by the dealer's negligence from line or tank leaks or from overfills from the date the dealer gives telephone notification (promptly confirmed by written notification) to us of a suspected product loss, inventory discrepancy or overfill, provided the dealer is otherwise in compliance with his contract obligations. In this regard and in compliance with the dealer inventory control program, you must notify us immediately of any overfill or of any inventory discrepancies for a single product, particularly whenever a variation (loss or gain) occurs in excess of one percent (1%) of flow-through plus 130 gallons for any month. Out of necessity this is a general guideline. In some cases, inventory discrepancies of lesser amounts or for shorter periods - such as daily or weekly discrepancies - would warrant investigation. You should immediately advise us any time you suspect a product loss or question an inventory discrepancy, even though the variation may be less than the notification level mentioned above.

                     Procedures to Follow Upon Discovery of
                  Suspicion of Product Loss or Related Claims

Upon receiving any notification from you of any suspected or actual spill or product loss, we will immediately assist you in investigating, correcting and/or reporting the problem to the proper authorities. Furthermore, you shall notify us immediately of any claim or threatened claim related to such spill or product loss, or of any newly discovered fact related to such spill or product
loss.   Additionally, you must adhere to the following procedures and any other reasonable recommendations we may make at the first indication of an underground leak:

         1. After immediate telephone notification to us, promptly send written confirmation notifying us of the product loss.

         2. Make your inventory control records immediately available for our inspection and review.

         3.      Confirm that all fill caps are kept locked.

         4. Check that all pump/dispenser computer weights and measures seals are intact and report any suspect seals to us.

         5. Refuse further product deliveries until equipment is investigated by us and found to be safe to receive motor fuel.

We will, if appropriate, test underground systems, make any necessary reports and arrange for any needed repairs or replacements. Such work will be done at our expense unless you have been negligent or are otherwise responsible.





                                    22 STAR

                        Inspection/Retention of Records

At various intervals, we will expect to inspect your records relating to daily and monthly inventory controls and/or your leak detection system to verify your compliance with our dealer inventory control program. You are required by law to maintain at the premises, the following records:

o all leak detection performance and maintenance information, including the last year's worth (12 months) of monthly monitoring results, the most recent tightness test, and copies of manufacturers' performance claims and maintenance schedules,

o        all documents concerning tank system repairs,

o a corrosion expert's analysis of the corrosion potential at your location (if you do not use corrosion protection equipment),

o the latest two inspections of all cathodic protection systems, and the last three 60-day inspections of impressed current systems, and

o all information related to notices filed with federal or state agencies concerning underground tanks and piping, including installation, site inspections and cleanup actions.

Failure by you to permit inspection and review of the above records upon reasonable request by us will place you in violation of your lease and/or supply agreement. Your records evidencing methodical daily inventory control, as discussed herein above, must be retained for our inspection and review for at least one year, or longer upon special request by us or if indicated above. Records which have not been currently prepared on a daily basis will not be deemed acceptable for any purpose hereunder.

                                   Conclusion

You, as an independent business person, have the responsibility for the safe and lawful operation of your service station. Careful attention to daily inventory control and prompt action if a gasoline loss is suspected will insure quick repair, avoidance of financial loss and the safety of our neighbors and the environment.

Please review the foregoing carefully so that you understand it, and if you have any questions, discuss them with me.

Please acknowledge your receipt of and agreement to the terms of this program by signing and dating in the space provided and returning one copy to us for our records. The other copy provided should be retained for your files and future reference.





                                    23 STAR

                                       Sincerely,

                                       BLAYLOCK OIL COMPANY

                                       /s/
                                       ----------------------------
                                       (Seller)


RECEIVED AND AGREED TO THIS 1st DAY OF June, 1996.

/s/
--------------------------------
(Purchaser)      President





                                    24 STAR

                                   EXHIBIT B

                             UNLEADED MOTOR FUELS.

1. Purchaser warrants and agrees that Purchaser (a) will not mix or allow unleaded Texaco motor fuel to be mixed with any motor fuel containing lead antiknock agents and then sell it as unleaded Texaco motor fuel; and (b) will not store unleaded Texaco motor fuel in or through any container, tank, pump, pipe or other element of its motor fuel storage system unless such facilities comply with all federal, state, and local government requirements.

2. Purchaser further warrants and agrees that Purchaser, its employees, agents or invitees will not introduce, cause or allow the introduction of leaded (containing unlawful amounts of lead or phosphorus) motor fuel into any motor vehicle which bears a label "UNLEADED GASOLINE ONLY" or which is equipped with a gasoline tank filler inlet which is designed for the introduction of unleaded motor fuel only.

3. All leaded motor fuels must be removed from the tank, lines and dispensers. The tank should then be flushed with approximately 20-50 gallons of unleaded motor fuel, depending on the size of the tank. Experience has shown that three flushings with small quantities of unleaded motor fuel are usually sufficient. After the tank has been flushed, thoroughly flush the lines and dispensers by dispensing a small quantity of unleaded motor fuel through each dispenser connected to the tank. Dispensed unleaded motor fuel must then be tested to ensure that the product meets the lead specifications for unleaded motor fuel. If it does not, additional flushing of the system will be required.

4. Purchaser will allow Seller and/or Star, its employees, agents or designees to enter Purchaser's place of business at any time to obtain such samples or conduct such tests or inspections as may, in Seller's and/or Star's judgment, be reasonably required to determine that Purchaser is complying with the aforesaid obligations. Purchaser shall cooperate with Seller and/or Star in any investigation of any alleged violations of such obligations.

5. Purchasers agrees and warrants that Purchaser will sample and test the lead content of all tanks on its premises containing unleaded Texaco motor fuels, on a frequent and regular basis, to assure that said motor fuels in compliance with the United States Environmental Protection Agency Regulations pertaining to unleaded motor fuels. Purchaser shall keep accurate records of all such samples and tests, and said records shall be reasonably made available to Seller for inspection and copying upon demand. Purchaser shall immediately notify Seller if its test indicate the presence of lead in excess of amounts allowed by law in any unleaded Texaco motor fuel storage facility, and shall not sell or distribute said motor fuels as unleaded. In the event Purchaser discovers any contamination, Purchaser shall make every reasonable effort to inspect and correct any deficiency in its motor fuel storage and handling facilities.





                                    25 STAR

6. Purchaser agrees that it will defend, indemnify and hold Seller and Star harmless from and against all present and future claims, demands, suits, actions, proceedings and litigation arising out of any alleged liability for Purchaser's storage of unleaded Texaco motor fuels in or through any container, tank, pump, pipe or other element of its storage system or the introduction of leaded motor fuel into any motor vehicle tank or compartment which is labeled "UNLEADED GASOLINE ONLY."

7. Purchaser shall notify Seller immediately of any claim that Texaco brand unleaded gasoline motor fuel delivered hereunder by Seller fails to meet Seller's specifications. Upon receipt of notice, Seller shall at any time thereafter have the right to inspect and investigate the claim. Failure of Purchaser to notify Seller promptly or cooperate with Seller in any investigation shall operate as a waiver of any and all claims by the Purchaser hereunder.

                                  EXHIBIT B(i)

                                  DIESEL FUELS

1. Purchaser warrants and agrees that Purchaser shall not sell, offer for sale, or dispense any diesel fuel for use in motor vehicles unless the diesel fuel is free of visible evidence of the dye 1,4-dialkylamino-anthraquinone and has a cetane index of at least 40, or a maximum aromatic content of 35 volume percent, and a sulfur percentage no greater than 0.05 percent.

2. Purchaser warrants and agrees that Purchaser, its employees, agents or invitees, will not introduce, cause or allow the introduction of motor diesel fuel (containing visible evidence of the dye 1,4-dialkylamino-anthraquinone and a cetane index of at least 40, or containing unlawful amounts of aromatic or sulfur) into any motor vehicle which bears a label "LOW SULFUR DIESEL FUEL ONLY."

3. Purchaser will allow Seller and/or Star, its employees, agents or designees, to enter Purchaser's place of business at any time to obtain such samples or conduct such tests or inspections as may, in Seller's and/or Star's judgment, be reasonably required to determine that Purchaser is complying with the aforesaid obligations. Purchaser shall cooperate with Seller and/or Star in any investigation of any alleged violations of such obligations.

4. Purchaser agrees and warrants that Purchaser will sample and test the contents of all tanks on its premises containing Texaco brand motor diesel fuels, on a frequent and regular basis, and in accordance with the sampling and testing methodologies set forth in applicable federal and state laws and regulations, to assure that said motor diesel fuels are in compliance with applicable federal and state laws and regulations. Purchaser shall keep accurate records of all such samples and tests and said records shall reasonably be made available to Seller and/or Star for inspection and copying upon demand. Purchaser shall immediately notify Seller if its sampling and testing indicate the presence of the dye 1,4-dialkylamino-anthraquinone and a cetane index of at least 40, or an aromatic content greater than 35 volume percent, and a sulfur





                                    26 STAR
percentage grater than 0.05 percent in any Texaco brand motor diesel fuel storage facility and shall not sell, offer for sale, or dispense said motor diesel fuels. In the event Purchaser discovers any contamination, Purchaser shall make every reasonable effort to inspect and correct any deficiency in its motor diesel fuel storage and handling facilities.

5. Purchaser agrees that it will defend, indemnify and hold Seller and Star harmless from and against all present and future claims, demands, penalties, suits, actions, proceedings and litigation arising out of any alleged liability for Purchaser's sale, offer for sale or dispensing of Texaco brand motor diesel fuel that does not meet any legally applicable standard. Purchaser also agrees that it will indemnify and hold Seller and/or Star harmless from and against all present and future claims, demands, suits, actions, proceedings and litigation arising out of any alleged liability for Purchaser's introduction of motor diesel fuel not meeting legally applicable standards into any motor vehicle tank compartment which is labeled "LOW SULFUR DIESEL FUEL ONLY."

6. Purchaser shall notify Seller immediately of any claim that Texaco-brand motor diesel fuel delivered hereunder by Seller fails to meet Seller's specifications. Upon receipt of notice, Seller shall at any time thereafter have the right to inspect and investigate the claim. Failure of Purchaser to notify Seller promptly or cooperate with Seller in any investigation shall operate as a waiver of any and all claims by the Purchaser hereunder.

                                 EXHIBIT B(ii)

                              REID VAPOR PRESSURE

1. Purchaser warrants and agrees that Purchaser shall not see offer for sale or dispense gasoline whose Reid Vapor Pressure (RVP) exceeds the legally applicable standard under federal and state law for the geographical area and time period in which said gasoline is intended to be dispensed to motor vehicles.

2. Purchaser further warrants that it will keep records of the geographical area and time for which each purchase of gasoline is intended to be dispensed to motor vehicles.

3. Purchaser will allow Seller and/or Star, its employees, agents or designees, to enter Purchaser's place of business at any time to obtain such samples or conduct such tests or inspections as may, in Seller's and/or Star's sole judgment, be reasonably required to determine that Purchaser is complying with the aforesaid obligations. Purchaser shall cooperate with Seller and/or Star in any investigation of any alleged violations of such obligations.

4. Purchaser agrees and warrants that Purchaser will sample and test the RVP of the contents of all tanks at its place of business containing Texaco brand gasoline on a frequent and regular basis to assure that said gasoline is in compliance with applicable federal and state laws pertaining to RVP. Purchaser shall keep accurate records of all such samples and tests, and said





                                    27 STAR
records shall reasonably be made available to Seller and/or Star for inspection and copying upon demand. Purchaser shall immediately notify Seller if its tests indicate RVP in excess of that allowed by law in any Texaco brand gasoline storage and shall not sell, offer for sale or dispense said gasoline.

5. Purchaser agrees that it will defend, indemnify and hold Seller and Star harmless from and against all present and future claims demands, suits, actions, proceedings and litigation arising out of any alleged liability for Purchaser's sale, offer for sale or dispensing of Texaco brand gasoline whose RVP allegedly exceeds any legally applicable standard.

6. Purchaser shall notify Seller immediately of any claim for variance in Seller's specifications for RVP at the time of delivery. Upon receipt of notice, Seller shall at any time thereafter have the right to inspect and investigate the claim. Failure of Purchaser to notify Seller promptly or cooperate in any investigation shall operate as a waiver of any and all claims by the Purchaser hereunder.

                                  EXHIBIT C(i)

                         TEXACO SYSTEM 2000 FACILITIES

BUILDING

Building must meet Texaco specifications per RFSM current edition.

1. There will be a 48" flat metal facie with a 3 1/2" wide continuous red band at the bottom of the facie. Facia will be painted dark dove gray above red line. All 4 sides of building facie should be wrapped where necessary.
2. Lower portion of the building will have authorized V-grove siding, (or other Star approved siding) painted light dove gray.
3. Brick buildings will not need siding but will be painted light dove gray.
4. All soffits and island curbs are to be painted white except stainless steel curbs.
5. Rest room doors should be painted and properly identified with current Texaco rest room identification. Rest rooms must be maintained in a clean, neat and sanitary condition with water, toilet paper, towels and soap available to the motoring public.
6. General condition in and around building should be clean and inviting to the motoring public. No junk or hazardous material should be lying around the facility.
7.       No broken or cracked windows.
8. Trash enclosures should be painted light dove gray and trash should be contained inside the trash enclosure.
9. All guard posts will be installed, painted and decaled at the top, per current issue RFSM.
10. Doors and trim should be painted light dove gray unless door and trim are aluminum.





                                    28 STAR

CANOPIES

Canopies must meet Texaco specifications per RFSM current edition for System 2000's.

1.       Must be flat metal facie, 44 inches in height and painted black.
2. Authorized Texaco flag signs or authorized canopy column decals are required on islands.
3. Spanner boards and aprons with proper graphics are required unless prohibited by ordinance. (If prohibited, must provide copy of ordinance and be approved by Star Enterprise).
4.       Canopy signage will be properly placed per RFSM.
5. All guard posts will be installed, painted, and decaled at the top per current issue RFSM.
6.       No aprons are required for rehabed canopies.
7.       Aprons will be required on all new canopies.
8.       Pumps will be identified per current standards.
9.       Pumps will not have any unauthorized signs attached to them.
10.      Islands will be kept clean and oil-free and curbs painted white.
11.      Canopy poles will be painted dark dove gray.
12. Canopy must be in good condition and all lighting should be working and provide minimum 100 foot candle power at surface.
13.      Canopy ceilings are to be painted white.

IDENTIFICATION

Primary identification and Texaco Star Signs must be authorized signs per RFSM current edition.

1.       No Banjo, Hex or home-made signs are authorized.
2.       Primary I.D. poles must be painted black.
3. Company signs can be installed only as spelled out in the current edition of RFSM.
4. Only additional signs to be attached to the poles arc authorized service modules, metal black and white price signs and the new internally illuminated black and white price sign per RFSM.
5. No banners, flags, or other promotional items can be placed on the Primary I.D. sign and poles other than approved Texaco promotions.
6. No module signs are authorized - all present modules must be converted to a new Texaco Star and Logotype Primary Identifier.
7. The Texaco Star Sign Program must be included as a part of the total identification of the retail facility.





                                    29 STAR

MISCELLANEOUS

The general condition of the facility area should be clean and inviting to the motoring public.

1.       Grass must be kept neat and trimmed.
2.       Landscape areas must be neat, trimmed, and weed-free.
3.       No junk or junk cars should be on facility grounds.
4. Driveways must be in good repair. Only asphalt and concrete driveways are acceptable.
5.       No grass or weeds in curb lines or cracks in driveway.
6.       All light poles will be painted dark dove gray.

EXCEPTIONS

Any exceptions to the above listed standards must be approved in writing by Star Enterprise.

                                 EXHIBIT C(ii)

                         TEXACO SYSTEM 2000 FACILITIES
                          WITH MARKETER IDENTIFICATION

BUILDING

Building must meet Texaco specifications per RFSM current edition.

1. There will be a 48" with a flat metal facie with a 3 1/2" wide continuous red band at the bottom of the facie. Facia will be painted dark dove gray above red line. All 4 sides of building facie should be wrapped where necessary.
2. Lower portion of the building will have authorized V-grove siding, (or other Star approved siding) painted light dove gray.
3. Brick buildings will not need siding but will be painted lighter dove gray.
4. All soffits and island curbs are to be painted white except stainless steel curbs.
5. Rest room doors should be painted and properly identified with current Texaco rest room identification. Rest rooms must be maintained in a clean, neat and sanitary condition with water, toilet paper, towels and soap available to the motoring public.
6. General condition in and around building should be clean and inviting to the motoring public. No junk or hazardous material should be lying around the facility.
7.       No broken or cracked windows.
8. Trash enclosures should be painted light dove gray and trash should be contained inside the trash enclosure.
9. All guard posts will be installed, painted and decaled at the top, per current issue RFSM.
10. Doors and trim should be painted light dove gray unless door and trim are aluminum.





                                    30 STAR

CANOPIES

Canopies must meet Texaco specifications per RFSM current edition for System 2000's.

1.       Must be flat metal facie, 44 inches in height and painted black.
2. Authorized Texaco flag signs or authorized canopy column decals are required on islands.
3. Spanner boards and aprons with proper graphics are required unless prohibited by ordinance. (If prohibited, must provide copy of ordinance and be approved by Star Enterprise).
4.       Canopy signage will be properly placed per RFSM.
5. All guard posts will be installed, painted, and decaled at the top per current issue RFSM.
6.       No aprons are required for rehabed canopies.
7.       Aprons will be required on all new canopies.
8.       Pumps will be identified per current standards.
9.       Pumps will not have any unauthorized signs attached to them.
10.      Islands will be kept clean and oil-free and curbs painted white.
11.      Canopy poles will be painted dark dove gray.
12. Canopy must be in good condition and all lighting should be working and provide minimum 100 foot candle power at surface.
13.      Canopy ceilings are to be painted white.

IDENTIFICATION

Primary identification and Texaco Star Signs must be authorized signs per RFSM current edition.

1.       No Banjo, Hex or home-made signs are authorized.
2.       Primary I.D. poles must be painted black.
3. Company signs can be installed only as spelled out in the current edition of RFSM.
4. Only additional signs to be attached to the poles are authorized service modules, metal black and white price sign and the new internally illuminated black and white price sign per RFSM.
5. No banners, flags, or other promotional items can be placed on the Primary I.D. sign and poles other than approved Texaco promotions.
6. No module signs are authorized - all present modules must be converted to a new Texaco Star and Logotype Primary Identifier
7. The Texaco Star Sign Program must be included as a part of the total identification of the retail facility.

MISCELLANEOUS

The general condition of the facility area should be clean and inviting to the motoring public.

1.       Grass must be kept neat and trimmed.
2.       Landscape areas must be neat, trimmed, and weed-free.
3.       No junk or junk cars should be on facility grounds.
4. Driveways must be in good repair. Only asphalt and concrete driveways are acceptable.
5.       No grass or weeds in curb lines or cracks in driveway.
6.       All light poles will be painted dark dove gray.





                                    31 STAR

EXCEPTIONS

Any exceptions to the above listed standards must be approved in writing by Star Enterprise.

                                 EXHIBIT C(iii)

                                 CANOPY PERFECT

Applies to the fuel center of a local, regional or national convenience store chain that has a brand value.

BUILDING

1.       Building must be in good condition with no broken or cracked windows.
2. No junk or debris should be around the buildings. Area should also be free of hazardous materials on site and have a clean and inviting appearance.
3.       Building signage should be in good condition.
4.       Internally-lit signage should work properly.
5. Rest rooms must be maintained in a clean, neat and sanitary condition with water, toilet paper, towels and soap available to the motoring public.

CANOPIES

Canopies must meet Texaco specifications per RFSM current edition for System 2000's.

1.       Must be flat metal facie, 44 inches in height and painted black.
2. Authorized Texaco flag signs or authorized canopy column decals are required on islands.
3. Spanner boards and aprons with proper graphics are required unless prohibited by ordinance. (If prohibited must provide copy of ordinance and be approved by Star Enterprise).
4.       Canopy signage will be properly placed per RFSM.
5. Guard posts will be installed, painted and decaled at top per current edition of RFSM.
6.       No aprons are required for rehabed canopies.
7.       Aprons will be required on all new canopies.
8.       Pumps will be identified per current standards.
9.       Pumps will not have any unauthorized signs attached to them.
10. Islands will be kept clean and oil-free and curbs painted white, except stateless steel curbs.
11.      Canopy poles will be painted dark dove gray.
12. Canopy must be in good condition and all lighting should be working and provide minimum 100 foot candle power at surface.
13.      Canopy ceilings are to be painted white.





                                    32 STAR

IDENTIFICATION

Primary identification and Texaco Star Signs must be the new authorized signs per RFSM current edition.

1.       No Banjo, Hex or home-made signs are authorized.
2.       Poles must be painted black.
3. Personal/Company signs can be installed only as spelled out in the current edition of RFSM.
4. Only additional signs to be attached to the poles are authorized service modules, metal black and white price sign and the new internally illuminated black and white price sign per RFSM.
5. No banners, flags or other promotional items can be placed on the Primary I.D. signs and poles other than approved Texaco promotions.
6. The Texaco Star Sign Program must be included as a part of the total identification of the retail facility.

MISCELLANEOUS

The general condition of the facility should be clean and inviting to the motoring public.

1.       Grass must be kept neat and trimmed.
2.       Landscape areas must be neat, trimmed, and weed-free.
3.       No junk or junk cars should be on facility grounds.
4. Driveways must be in good repair. Only asphalt and concrete driveways are acceptable.
5.       No grass or weeds in curb lines or cracks in driveways.
6.       All light poles will be painted dark dove gray.
7. Only Texaco authorized price signs will be used on Primary I.D. and free standing ground signs.

EXCEPTIONS

Any exceptions to the above listed standards must be approved in writing by Star Enterprise.





                                    33 STAR

                                 EXHIBIT C(iv)

                        OTHER TEXACO APPROVED FACILITIES

BUILDINGS

Buildings must be painted to Texaco specifications per RFSM current edition. (This pertains to non-System 2000 conforming locations).

1. A 3 1/2" wide, continuous red band aligning with window and door lintels.
2.       Surfaces above red line are to be painted dark dove gray.
3.       Surfaces below red line are to be painted light dove gray.
4. Items not to be painted are shingle or slate roofs, aluminum door frames, window mullins, and roll-up doors.
5. Simulated masonry and stonework are to be painted or removed. Real stonework should be but does not have to be painted.
6.       All soffits and island curbs are to be painted white.
7. Rest room doors should be painted and properly identified with current Texaco rest room identification.
8. General condition in and around building should be clean and inviting to the public. No junk, or hazardous material should be lying around the facility.
9.       No broken or cracked windows.
10.      Trash should be contained in trash enclosures.

Building with flat facie must meet same standards except that the 3 1/2" red stripe will be at the bottom of the building facie and facie above the red stripe will be dark dove gray.

CANOPIES

Canopies must be painted to Texaco specs, per RFSM, current edition, Paint Conversions.

1. All canopies that are not System 2000 44" flat, black facie must be painted dark dove gray and are signed only with clearance information.
2.       Canopy poles are to be painted dark dove gray.
3. Authorized Texaco flag signs should be used where needed to identify full and self-serve islands.
4.       Island curbs are to be painted white, except stainless steel curbs.
5.       Pumps are to be decaled to meet current standards.
6.       Pumps will not have any unauthorized signs attached to them.
7.       Islands are to be clean and oil-free.
8.       Canopy underside should be painted white.





                                    34 STAR

Canopies with System 2000 facie.

1.       Must be 44 inches in height and painted black.
2.       Authorized Texaco flag signs or canopy column decals are required.
3.       Spanner boards with proper graphics are required.
4.       Canopy signage will be properly placed per RFSM.
5. Guard post will be painted dark dove gray and have white striping at the top.
6.       No aprons are required for rehabed canopies.
7.       Pumps must be identified per current standards.
8.       Pumps will not have any unauthorized signs attacher to them.
9.       Islands will be kept clean and oil-free.  Island curbs painted white.

IDENTIFICATION

Primary identification Texaco Star Signs must be the new, authorized signs per RFSM.

1.       No Banjo, Hex, or home-made signs are authorized.
2.       Poles must be painted black.
3.       Personal/Company sign can be installed only per RFSM.
4. Only additional signs to be attached to the poles are authorized service modules, metal black and white price signs and the new internally-illuminated black and white price sign per RFSM.
5. No banners, flags, or other promotional items can be placed on the Primary I.D. signs and pole other than approved Texaco promotions.
6. The Texaco Star Sign Program must be included as a part of the total identification of the retail facility.

High rise modules signs must be replaced with a new Star sign per RFSM. Existing module poles can be used with prior written approval of Star Enterprise and per approved Texaco drawings.

1. No additional signage can be installed on the module poles except for a two product price sign white on black and at truck stops whore only an internally-illuminated service module for "DIESEL" exists.
2.       Poles must be painted black.

MISCELLANEOUS

The general condition of the facility area should be clean and inviting to the motoring public.

1.       Grass must be kept neat and trimmed.
2.       Landscape areas must be neat, trimmed, and weed-free.
3.       No junk or junk cars should be on the facility grounds.
4.       Driveways must be in good repair.
5.       No grass or weeds in curb lines or cracks in driveway.





                                    35 STAR

FULL-SERVICE TUNNEL CAR WASHES.

1. Dispensing equipment and pump island must be properly identified per RFSM current edition.
2.       I.D. signs must meet present standards per RFSM.
3. If building and canopy design of car wash will allow conversion to System 2000 design, conversion should be made. All exceptions will need prior written approval from Star Enterprise.

EXCEPTIONS

Any exceptions to the alcove listed standards must be approved in writing by Star Enterprise.

INSURANCE ENDORSEMENT

                                   EXHIBIT D

POLICY NUMBER             COMMERCIAL GENERAL LIABILITY

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY. ADDITIONAL INSURED - OWNERS, LESSEES OR CONTRACTORS - FORM B

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE PART.

                                    SCHEDULE

Name of Person or Organization:

(If no entry appears above, information required to complete this endorsement will be shown in the Declarations as applicable to this endorsement.)

WHO IS AN INSURED (Section II) is amended to include as an insured the person or organization shown in the Schedule, but only with respect to liability arising out of "your work" for that insured by or for you.





                                    36 STAR

                      SPECIAL INSTRUCTIONS TO WHOLESALERS

                   FOR TEXACO RETAILER CREDIT CARD AGREEMENT



o Amount in paragraph (1)(a) should not exceed limits in your Travel Card Agreement with Texaco (Texaco Form S 452-W).

o Amount in (3)(d), fourth paragraph should not be less than six (6) months.

o Texaco's Travel Card Agreement allows for chargebacks within six (6) months of date of sale. You should keep this in mind when establishing chargeback limits for your dealers (paragraph (4)). Also Texaco Travel Card Agreement allows for chargebacks of obsolete invoices three (3) months after notification and receipt of new invoices. You should keep this in mind when establishing a time frame for this purpose in paragraph (4).

o        Amount in paragraph (9) should not exceed $65.

o Reference paragraph (10). Processing charge should not exceed that allowed by your state's usury laws. Remember, Star and TRMI charge 3%, which you may want to adopt for your dealers.

                     TEXACO RETAILER CREDIT CARD AGREEMENT


On this 1st day of June, 1996 Blaylock Oil Company (Seller) having offices at 724 S. Flagler Avenue, P.O. Box 310, Homestead, Florida, 33090 and Key West Conch Harbor (Retailer), whose place of business is located at 951 Caroline Street, Key West, Florida, 33040 made the following TEXACO RETAILER CREDIT CARD AGREEMENT, hereinafter called the Agreement.

(1) AUTHORIZED CREDIT CARD TRANSACTIONS. Seller grants to Retailer the privilege of honoring valid Texaco Credit Cards or other valid credit cards, if any, authorized by Seller at the time of the sale.

         (a) All Texaco brand products for motor vehicles, watercraft, home and gardens, but sales of motor fuel may not exceed the capacity of the vehicle's or craft's fuel tank, plus an additional 25 gallons of motor fuel or two cases of motor oil.

         (b) Other merchandise sold by Seller to Retailer. Tires, tubes, batteries and automotive accessories must be mounted on the vehicle or craft at time of sale.

         (c) Marfak lubrication, Texaco rustproofing, car washing and polishing services.

         (d) Emergency and/or mechanical repairs including parts, labor and services provided that parts, if any, are attached to or mounted on the vehicle or craft.

         (e) Such other products or services as authorized by Seller from time to time or as detailed in booklet Form S-452, "Information on the Handling of Texaco Credit Card Transactions". Credit cards issued by Texaco Canada Inc. shall be honored in the same manner as Texaco Credit Cards.

Credit cards other than Texaco may be honored only in accordance with special written authorization issued to Retailer by Seller from time to time.

(2) REQUIREMENTS OF A VALID CREDIT CARD TRANSACTION. When a credit card bearing an expiration date is presented, Retailer must check the date to be sure the card is currently valid. Retailer must seek approval of credit sales of a certain dollar amount as designated by special written notification by telephoning Star Enterprise's Authorization Center, and if credit is approved, Retailer will record on the invoice in the space marked "Authorization Code", the authorization code number furnished. If the credit is disapproved, Retailer will be advised either:

         (a)     "CREDIT IS DECLINED".

         (b)     "PICK UP CARD".





                                    1 - SCC

Since Retailers are independent business entities, Seller does not have the right to tell them how to conduct their private business affairs. However, this Agreement will serve to confirm that Seller has not and will not request and does not authorize any Retailer to accuse any person of a crime or to file any complaint, civil or criminal, against any person for or in Seller's or Star's name arising out of any credit card or other transaction. Furthermore, Seller does not authorize or condone any action by a Retailer which is not peaceable. The instructions furnished by Star's "Charge Authorization Center" in connection with credit card transactions are not intended in any way to represent that any person has violated any law or ordinance.

It is suggested that a Retailer not take steps to make any accusations, file a complaint or otherwise cause the arrest of a customer without first consulting their personal attorney.

For manual handling of credit cards, after filling in the details of the transaction legibly with a ball point pen or pencil, Retailer must insert the invoice and the purchaser's credit card in the imprinter and imprint the credit card account number the purchaser's name and total amount of the transaction, the date and the Retailer identification plate on the invoice. (The written and imprinted totals must agree. If they do not, the imprinted amount shall prevail). The customer must then sign the invoice for the products and to confirm the accuracy of the complete invoice.

The Texaco Credit Card Imprinter and appurtenant Plates, Plastics, and Credit Card Invoice Forms are the property of Seller, and shall be accounted for by Retailer at all times, shall never be used at premises not selling Texaco branded fuels, nor shall they be used for the sale of any product or service not an authorized credit card transaction as defined in Paragraph (1). The aforesaid equipment shall be used by Retailer only to imprint Texaco invoices with Texaco Credit Cards and any other credit cards authorized by Seller. Any usage of the aforesaid equipment inconsistent with this Agreement may result in Seller's exercise of rights detailed in Paragraph (8).

(3) TEXACO AUTOMATED MARKETING SYSTEM. Seller hereby allows Retailer the right to access the Star Automated Marketing Point of Sale Program (Program) using Point of Sale (POS) Equipment and third party processors which have been approved by Star (such approval to be at Star's sole discretion). Retailer agrees to purchase, lease, install and maintain POS Equipment at all retail outlets.

POS equipment includes any terminal device, printer, card reader, electric cash register, hardware/software, cables, other communication equipment, and other related devices and equipment.

The access to the Program granted herein shall only be available for use at outlets selling Texaco branded fuels and only for products and services authorized in Paragraph (1). Usage of the aforesaid Program in any manner inconsistent with this agreement may result in Seller's exercise of rights detailed in Paragraph (8), or any other result in rights available in the Agreement or





                                    2 - SCC
by law. Any tampering or willful attempt to distort, alter, or otherwise manipulate the POS Equipment or network may result in prosecution and/or termination.

All sales must be electronically processed through the POS Equipment except in the following instances:

         (a) A debit or credit card which cannot be electronically processed because of physical defect including a defective or missing magnetic strip.

         (b) Transactions during a temporary "down-time" of the POS Equipment due to hardware/software problems, loss of communications, power outages, etc.;

         (c) Selective cards listed in Form S-452, "INFORMATION ON THE HANDLING OF TEXACO CREDIT CARD TRANSACTIONS" which require special billing; or

         (d) When instructed by the POS Equipment to use the manual imprinter.

In these instances the credit card must be manually processed following all procedures required in the Agreement. Invoices which have been manually imprinted should be submitted to Seller for payment in the manner prescribed by Seller. All debit cards, if any, authorized by Seller must be electronically processed.

When indicated by the POS Equipment, or if the POS Equipment is unable to process authorizations and the sales amount exceeds an amount designated in writing by Seller, the sale must be authorized by telephoning the proper Authorization Center. The authorization number so obtained must be recorded on the invoice.

A credit entry is to be made on the POS Equipment only to adjust for or void an incorrect sales entry made on the POS Equipment. Any misuse of this adjusting entry may result in a chargeback of the credit and/or Seller's termination of this Agreement.

Items (a), (b), (c), (d), (1) and (n) of Paragraph (4) do not apply to electronically processed charges. Retailer shall be responsible for retaining all electronically generated sales reports and records including signed copies of Form S-199D (POS) for a period of not less than 12 months. This latter provision (retaining copies of signed S-199D (POS)) does not apply to credit card sales generated from island card readers. Seller may, from time to time, request Retailer to provide necessary data to satisfy card holder inquiries or to verify electronic transactions. Failure to furnish requested data may result in a chargeback to Retailer's account.

Retailer agrees to be responsible to Seller for the performance by each detail facility accessing the Program through Retailer, of all terms, conditions and instructions in accordance with the provisions of this Agreement, and any further Addenda thereto.





                                    3 - SCC

(4) SELLER'S CHARGEBACK RIGHTS. Seller may charge back to Retailer's account, within 12 months of date of sale, the face value, or any portion thereof, of invoices:

         (a) bearing an illegible account number or other omitted, incomplete or inaccurate entries;

         (b)     imprinted with an expired credit card;

         (c) with missing entries or notations where entries or notations are required by this Agreement;

         (d)     received by Seller more than 20 days after date of purchase;

         (e) in amounts requiring credit authorization and which do not bear a valid authorization code number or when two or more invoices are prepared to avoid obtaining required credit authorization for a single sale;

         (f) covering any product or service not an authorized credit card transaction as defined in Paragraph (1);

         (g) covering sales which are or subsequently become the subject of disputes between Retailer and his customers; except disputes solely involving the quality or performance of Texaco products;

         (h) with a customer's name signed by Retailer or one of his employees without the authority of the credit card holder;

         (i) covering fraudulent sales or other activities by Retailer or his employees whether done alone or in concert with others (the 12 month limitation on chargebacks shall not apply to any such sales or activities);

         (j) that do not represent true consummated sales at Retailer's place of business;

         (k) covering sales made contrary to special written instructions from Seller to Retailer;

         (l) bearing incorrect, illegible, or missing license number or state of issue entries (a valid operator's license number and state of issue must be obtained when vehicles have no license plate or carry dealer tags or temporary plates);

         (m) which are executed or submitted in any other manner not authorized by the terms of this Agreement;

         (n) covering sales made contrary to embossed or printed restrictions on the card;

         (o) which includes a surcharge or any other means of increasing the regular price to a cardholder, which is imposed by the Retailer at the time and point of sale, and which is not imposed upon customers paying by cash, check or similar means.

From time to time new styled credit card invoices are furnished by Seller to Retailers. Upon receipt of the new forms, all obsolete credit card invoices should not be used. Any credit card sale made on an obsolete invoice will be subject to chargeback within 1 months after Seller has notified Retailer to discontinue use of the obsolete invoices.

Seller will return to or furnish the Retailer with photocopies of unauthorized, illegible, improperly prepared and disputed invoices which are charged back.





                                    4 - SCC

(5) NO WAIVER OF CHARGEBACK AND TERMINATION RIGHTS. It is understood that failure by Seller to chargeback to Retailer any such invoices from time to time shall not operate as a waiver of its right thereafter to charge back any invoices, within 6 months of the date of sale, which may thereafter be prepared in violation of the provisions of this Agreement and shall not operate as a waiver by Seller of its right to terminate this Agreement or any other contractual arrangements between Seller and Retailer relating to the place of business at the above address.

(6)      INSTRUCTION BOOKLET.   Retailer should familiarize itself with all of
the material contained in the booklet Form S-452 "Information on the Handling of Texaco Credit Card Transactions".

(7) OTHER AGREEMENTS BETWEEN THE PARTIES. Retailer understands and agrees that any material violation of the provisions of this Agreement shall give Seller the right, in addition to all other rights it may have hereunder, to terminate forthwith any or all other contractual arrangements between Seller and Retailer relating to the place of business at the above address.

(8) MODIFICATION AND TERMINATION. Except as otherwise provided in this Paragraph (8), Seller reserves the light to modify or assign this Agreement at any time by written notice to Retailer. In the event that Retailer violates any of the covenants set forth in this Agreement, including, but not limited to, the covenants to honor Texaco Credit Cards or other authorized credit cards and to pay to Seller all service charges and/or processing charges imposed by Seller for the privilege of honoring said credit cards, Seller may revoke this privilege of honoring said credit cards at the retail outlets operated by Retailer and repossess its Imprinters and appurtenant Plates, Plastics and Credit Card Invoice Forms. This Agreement shall terminate automatically upon the termination, nonrenewal, or expiration of the Agreement of Sale under which Retailer buys petroleum products from Seller. Retailer acknowledges that Seller imposes a service charge and/or processing charge for the privilege of honoring Texaco Credit Cards or other credit cards authorized by Seller, if any, and Retailer acknowledges that Seller reserves the right to discontinue the extension of credit (including the acceptance of Texaco Credit Cards) or to change the terms of such service charge and/or processing charge upon giving Retailer at least _____________ days written notice.

(9) ANNUAL CREDIT CARD IMPRINTER SERVICE CHARGE. One credit card Imprinter will be issued by Seller at no cost to Retailer for each retail outlet operated by Retailer and at which Texaco brand motor fuels are offered for sale. Should Retailer require additional Imprinters, Retailer agrees to pay to Seller an annual lease and maintenance charge of [ * ] dollars for each additional
Imprinter furnished by Seller.   *Texaco's current charge

(10) CREDIT CARD PROCESSING CHARGE. Retailer will submit credit card invoices to Seller in a manner prescribed by Seller. Seller will, upon receipt of said invoices, compute and deduct the processing fee equal to 3 percent (3%) from the gross total of the invoices. Seller will credit Retailer by check or credit memorandum for 97 percent (97%) of the gross total. Any such credit is subject to verification by the Texaco Credit Card Center. Reimbursement arrangements may be changed from time to time by Seller.





                                    5 - SCC

For sales transmitted electronically, Seller will compute and deduct the processing fee equal to 3 percent (3%) from the gross total of those invoices. Seller will credit Retailer with 97 percent (97%) of the gross total.

(11) NO FRANCHISE. Retailer acknowledges that this Agreement does not create, extend, or renew a franchise under any local, state or federal law, including the Petroleum Marketing Practices Act.

                               (SELLER)


                             By:/s/ Blaylock Oil Company
                                ---------------------------------

                               (RETAILER)


                             By:/s/                              President
                                ---------------------------------
                                  (Key West Conch Harbor, Inc.)





                                    6 - SCC

                         INSTRUCTIONS FOR USE OF MUTUAL
                        CANCELLATION OF SALES AGREEMENT



1. Many jobbers are operating under an inadequate Product Sales Agreement with their dealers.




2. Since they are already in a franchise relationship under the PMPA (even if only an oral agreement), they cannot enter into a Trial Franchise or arbitrarily cut off the dealer for the purpose of entering into a new and more sound agreement like Form NA-101-MFR. This is because normally, under PMPA, a change in an existing agreement would be proposed in advance of the regular renewal date with the appropriate notice given. If the renewal date has recently passed and no formal action was taken by the jobber, it could be another year or more before the jobber could formalize a more desirable agreement.




3. If the jobber unilaterally proceeded to obtain a dealer's agreement to a new contract in the above situation, he might be open to repudiation by the dealer at a later date. For the jobber's protection in this situation, he should obtain a mutual agreement with the dealer to cancel existing contracts using the Mutual Cancellation of Sales Agreement (Form NA-103-SAC) contained herein.




4. We believe if approached in the proper manner, a reasonable dealer will accept the above approach. If the dealer refuses to sign the Mutual Cancellation of Sales Agreement, contact the NATW office before proceeding with further action.

Form NA-103-SAC

                     MUTUAL CANCELLATION OF SALES AGREEMENT



THIS AGREEMENT is made the ____________________ day of ______________________,
19____, by and between _____________________________________________________,
as Franchisor (Seller), and _________________________________________, as
Franchisee (Purchaser), for the purpose of cancelling any and all existing SALES AGREEMENTS between the parties relating to the purchase and sale of motor fuels and to enter into a new agreement.

WITNESSETH:

WHEREAS, on or about the ______________ day of _____________________, 19______,
Franchisor (as Seller) and Franchisee (as Purchaser) entered into a product Sales Agreement under which Franchisee would purchase motor fuels and certain other petroleum products from Franchisor for resale at service station facilities located at Franchisee's address shown above; and

         WHEREAS, Franchisor has proposed to Franchisee certain changes in the terms and provisions of the existing agreements whether or not said agreements and understandings exist in oral or written form; and

         WHEREAS, Franchisor has furnished Franchisee with a copy of Franchisor's proposed new "Product Sales Agreement" including all terms, conditions, and provisions thereof; and

         WHEREAS, Franchisee has examined the proposed new agreement, is agreeable to the changes, revisions and provisions contained therein and now desires to cancel the existing Sales Agreement and accept Franchisor's proposed new Product Sales Agreement;

         NOW, THEREFORE, In consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

         1. Franchisee accepts the termination of existing agreements with Franchisor concerning the purchase of motor fuels and other products from Franchisor, whether or not said agreements exist in oral or written form.

         2. Franchisee and Franchisor simultaneously with the date hereof propose to enter into a new Product Sales Agreement in writing setting out all of the terms and provisions of the Franchisor-Franchisee relationship established thereby between the parties and their respective obligations thereunder.

         3. Franchisee has received from Franchisor a copy of "Summary of Title I of The Petroleum Marketing Practices Act" and is aware that pursuant to
Section 102(b), (2), (D), (iii) of said Act, Franchisee may within seven (7) days of the date hereof repudiate this agreement by written notice to Franchisor by certified mail.

         4. Franchisee acknowledges receipt of an executed copy of this agreement and of the new Product Sales Agreement.

         5. Franchisee certifies that he has had full opportunity to read and understand Franchisor's proposed new Product Sales Agreement and to negotiate with Franchisor on any provisions of said agreement not acceptable to Franchisee and has not executed this cancellation agreement under any form of coercion or duress by Franchisor or any other party.

         IN WITNESS WHEREOF the parties hereunto have caused these presents to be executed the day and year first above written




                                               ---------------------------------
                                                             Franchisor (Seller)



                                               ---------------------------------
                                                          Franchisee (Purchaser)

                              DEPARTMENT OF ENERGY
          SUMMARY OF TITLE I OF THE PETROLEUM MARKETING PRACTICES ACT

                    SUMMARY OF DEALER RIGHTS AT TERMINATION

AGENCY:  Department of Energy
ACTION:  Notice

SUMMARY: This notice contains a summary of Title I of the Petroleum Marketing Practices Act, a federal law enacted on June 19, 1978. The law is intended to protect franchised distributors and retailers of gasoline and diesel motor fuel against arbitrary or discriminatory termination or nonrenewal of franchises. The summary describes the reasons for which a franchise may be terminated or not renewed under the new law, the responsibilities of franchisors, and the remedies and relief available to franchisees. Franchisors must give franchisees copies of the summary contained in this notice whenever notification of termination or nonrenewal of a franchise is given.

SUPPLEMENTARY INFORMATION:

         Title I of the Petroleum Marketing Practices Act, Pub. L. 95-297 (the "Act"), enacted on June 19, 1978, provides for the protection of franchised distributors and retailers of motor fuel by establishing minimum Federal standards governing the termination of franchises and the nonrenewal of franchise relationships by the franchisor or distributor of such fuel. Section 104(d)(1) of the Act provides that the Secretary of Energy shall prepare and publish in the Federal Register, not later than 30 days after enactment of the Act, a simple and concise summary of the provisions of Title I, including a statement of the respective responsibilities of, and the remedies and relief available to, franchisors and franchisees under that title.

         As required by section 104(d)(1) of the Act, the following is a summary statement of the respective responsibilities of, and the remedies and relief available to, franchisors and franchisees. Franchisors must give copies of this summary statement to their franchisees when entering an agreement to terminate the franchise or not to renew the franchise relationship, and when giving notification of termination or nonrenewal. In addition to the summary of the provisions of Title I, a more detailed description of the definitions contained in the Act and of the legal remedies available to franchisees is also included in this notice, following the summary statement.


SUMMARY OF LEGAL RIGHTS OF MOTOR FUEL FRANCHISEES

         This is a summary of the franchise protection provisions of the federal Petroleum Marketing Practices Act. This summary must be given to you, as a person holding a franchise for the sale, consignment, or distribution of gasoline or diesel motor fuel, in connection with any termination or nonrenewal of your franchise by your franchising company (referred to in this summary as your supplier).





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         The franchise protection provisions of the Act apply to a variety of franchise arrangements. The term "franchise" is broadly defined as a license to use a motor fuel trademark which is owned or controlled by a refiner, and it includes secondary arrangements such as leases of real property and motor fuel supply agreements which have existed, continuously since May 15, 1973 regardless of a subsequent withdrawal of a trademark.

         Thus, if you have lost the use of a trademark previously granted by your supplier but have continued to receive motor fuel supplies through a continuation of a supply agreement with your supplier, you are protected under the Act.

         You should read this summary carefully, and refer to the Act if necessary, to determine whether a proposed termination or nonrenewal of your franchise is lawful, and what legal remedies are available to you if you think the proposed termination or failure to renew is not lawful. In addition, if you think your supplier has failed to comply with the Act, you may wish to consult an attorney in order to enforce your legal rights.

         The Act is intended to protect you, whether you are a distributor or a retailer, from arbitrary or discriminatory termination or nonrenewal of your franchise agreement. To accomplish this, the Act first lists the reasons for which termination r nonrenewal is permitted. Any notice of termination or nonrenewal must state the precise reason, as listed in the Act, for which the particular termination or nonrenewal is being made. These reasons are described below under the headings "Reasons for Termination" and "Reasons for Nonrenewal."

         You should note that the Act does not restrict the reasons which may be given for the termination of a franchise agreement entered into before the June 19, 1978 effective date of the Act. However, any nonrenewal of such a terminated franchise must be based on one of the reasons for nonrenewal summarized below.

         The Act also requires your supplier to give you a written notice of termination or intention not to renew the franchise within certain time periods. These requirements are summarized below, under the heading "Notice Requirements for Termination or Nonrenewal."

         The Act allows trial and interim franchise agreements, which are described below under the heading "Trial and Interim Franchises."

         The Act gives you certain legal rights if your supplier terminates or does not renew your franchise in a way that is not permitted by the Act. These legal rights are described below under the heading "Your Legal Rights."

         This summary is intended as a simple and concise description of the general nature of your rights under the Act. For a more detailed description of these rights, you should read the text of the Petroleum Marketing Practices Act itself (Pub. L. 95-297, 92 Stat. 322, 15 U.S.C. 2801).



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         I.      Reasons for Termination

         The following is a list of the only reasons for which your franchise is permitted to be terminated by the Act. One or more of these reasons must be specified if your franchise was entered into on or after June 19, 1978 and is being terminated. If your franchise was entered into before June 19, 1978, as discussed above, there is no statutory restriction on the reasons for which it may be terminated. If such a franchise is terminated, however, the Act requires the supplier to renew the franchise relationship unless one of the reasons listed under this heading or one of the additional reasons for nonrenewal described below under the heading "Reasons for Nonrenewal" exists.

         If your supplier attempts to terminate a franchise which you entered into on or after June 19, 1978 for a reason that is not listed under this heading, you can take the legal action against your supplier that is described below under the heading "Your Legal Rights."

Non-Compliance with Franchise Agreement

         Your supplier may terminate your franchise if you do not comply with a reasonable and important requirement of the franchise relationship. In order to use this reason, your supplier must have learned of this non-compliance recently. The Act limits the time period within which your supplier must have learned of your non-compliance to various periods, the longest of which is 120 days before you receive notification of the termination.

         Lack of Good Faith Efforts

         Your supplier may terminate your franchise if you have not made good faith efforts to carry out the requirements of the franchise, provided you are first notified in writing that you are not meeting a requirement of the franchise and you are given an opportunity to make a good faith effort to carry out the requirement. This reason can be used by your supplier only if you fail to make good faith efforts to carry out the requirements of the franchise for a period of 180 days before you receive the notice of termination.

Mutual Agreement to Terminate the Franchise

A franchise can be terminated by an agreement in writing between you and your supplier if the agreement is entered into not more than 180 days before the effective date of the termination and you receive a copy of this agreement, together with this summary statement of your rights under the Act. You may cancel the agreement to terminate within 7 days after you receive a copy of the agreement, by mailing (by certified mail) a written statement to this effect to your supplier.


Withdrawal from the Market Area

         Under certain conditions, the Act permits your supplier to terminate your franchise if your supplier is withdrawing from marketing activities in the entire geographic area in which you operate. You should read the Act for a more detailed description of the conditions under which





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market withdrawal terminations are permitted.

Other Events Permitting a Termination

         If your supplier learns within the time period specified in the Act (which in no case is more than 120 days prior to the termination notice) that one of the following events has occurred, your supplier may terminate your franchise agreement:

         (1) Fraud or criminal misconduct by you that relates to the operation of your marketing premises.


         (2) You declare bankruptcy or a court determines that you are insolvent.

         (3) You have a severe physical or mental disability lasting at least 3 months which makes you unable to provide for the continued proper operation of the marketing premises.

         (4) Expiration of your supplier's underlying lease to the leased marketing premises, if you were given written notice before the beginning of the term of the franchise of the duration of the underlying and that the underlying lease might expire and not be renewed during the term of the franchise.

         (5) Condemnation or other taking by the government, in whole or in part, of the marketing premises pursuant to the power of eminent domain. If the termination is based on a condemnation or other taking, your supplier must give you a fair share of any compensation which he receives for any loss of business opportunity or good will.

         (6) Loss of your supplier's right to grant the use of the trademark that is the subject of the franchise, unless the loss was because of bad faith actions by your supplier relating to trademark abuse, violation of Federal or State law, or other fault or negligence.

         (7) Destruction (other than by your supplier) of all or a substantial part of your marketing premises. If the termination is based on the destruction of the marketing premises and if the premises are rebuilt or replaced by your supplier and operated under a franchise, your supplier must give you a right of first refusal to this new franchise.

         (8) Your failure to make payments to your supplier of any sums to which your supplier is legally entitled.

         (9) Your failure to operate the marketing premises for 7 consecutive days, or any shorter period of time which, taking into account facts and circumstances, amounts to an unreasonable period of time not to operate.

         (10) Your intentional adulteration, mislabeling or misbranding of motor fuels or other trademark violations.

         (11) Your failure to comply with Federal, State, or local laws or regulations of which you have knowledge and that relate to the operation of the marketing premises.

         (12)   Your conviction of any felony involving moral turpitude.





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         (13)   Any event that affects the franchise relationship and as result of which termination is reasonable.

                          II.  Reasons for Nonrenewal

         If your supplier gives notice that he does not intend to renew any franchise agreement, the Act requires that the reasons for nonrenewal must be either of the reasons for termination listed immediately above, or one of the reasons for nonrenewal listed below.

Failure to Agree on Changes or Additions to Franchise

         If you and your supplier fail to agree to changes in the franchise that your supplier in good faith has determined are required, and your supplier's insistence on the changes is not for the purpose of preventing renewal of the franchise, your supplier may decline to renew the franchise.

Customer Complaints

         If your supplier has received numerous customer complaints relating to the condition of your marketing premises or to the conduct of any of your employees, and you have failed to take prompt corrective action after having been notified of these complaints, your supplier may decline to renew the franchise.


Unsafe or Unhealthful Operations

         If you have failed repeatedly to operate your marketing premises in a clean, safe and healthful manner after repeated notices from your supplier, your supplier may decline to renew the franchise.

Operation of Franchise is Uneconomical

         Under certain conditions specified in the Act, your supplier may decline to renew your franchise if he has determined that renewal of the franchise is likely to be uneconomical. Your supplier may also decline to renew your franchise if he has decided to convert your marketing premises to a use other than for the sale of motor fuel, to sell the premises, or to materially alter, add to, or replace the premises.


                   III.  Notice Requirements for Termination
                                 or Nonrenewal

         The following is a description of the requirements for the notice which your supplier must give you before he may terminate your franchise or decline to renew your franchise relationship. These notice requirements apply to all franchise terminations, including franchises entered into before June 19, 1978 and trial and interim franchises, as well as to all nonrenewals of franchise relationships.

How Much Notice is Required

         In most cases, your supplier must give you notice of termination or nonrenewal at least 90 days before the termination or nonrenewal takes effect.

         In circumstances where it would not be reasonable for your supplier to give you 90 days notice, he must give you notice as soon as he can do so. In addition, if the franchise involves leased marketing





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premises, your supplier may not establish a new franchise relationship involving the same premises until 30 days after notice was given to you or the date the termination or nonrenewal takes effect, whichever is later. If the franchise agreement permits, your supplier may repossess the premises and, in reasonable circumstances, operate them through his employees or agents.

         If the termination or nonrenewal is based upon a determination to withdraw from the marketing of motor fuel in the area, your supplier must give you notice at least 180 days before the termination or nonrenewal takes effect.

Manner and Contents of Notice

         To be valid, the notice must be in writing and must be sent by certified mail or personally delivered to you. It must contain:

         (1) a statement of your supplier's intention to terminate the franchise or not to renew the franchise relationship, together with his reasons for this action;

         (2)     the date the termination or nonrenewal takes effect; and

         (3)     a copy of this summary.


                           IV.  Trial Franchises and
                               Interim Franchises

         The following is a description of the special requirements that apply to trial and interim franchises.

Trial Franchises

         A trial franchise is a franchise, entered into on or after June 19, 1978, in which the franchisee has not previously been a party to a franchise with the franchisor and which has an initial term of one year or less. A trial franchise must be in writing and must make certain disclosures, including that it is a trial franchise, and that the franchisor has the right not to renew the franchise relationship at the end of the initial term by giving the franchisee proper notice.

         The unexpired portion of a transferred franchise (other than a trial franchise, as described above) does not qualify as a trial franchise.

         In exercising his right not to renew a trial franchise at the end of its initial term, our supplier must comply with the notice requirements described above under the heading "Notice Requirements for Termination or Nonrenewal."

Interim Franchises

         An interim franchise is a franchise, entered into on or after June 19, 1978, the duration of which, when combined with the terms of all prior interim franchises between the franchisor and the franchisee, does not exceed 3 years, and which begins immediately after the expiration of a prior franchise involving the same marketing premises which was not renewed, based upon a lawful determination by the franchisor to withdraw from marketing activities in the geographic area in which the franchisee operates.





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         An interim franchise must be in writing and must make certain disclosures, including that it is an interim franchise and that the franchisor has the right not to renew the franchise at the end of the term based upon a lawful determination to withdraw from marketing activities in the geographic area in which the franchisee operates.

         In exercising his right not to renew a franchise relationship under an interim franchise at the end of its term, your supplier must comply with the notice requirements described above under the heading "Notice Requirements for Termination or Nonrenewal."


                             V.  Your Legal Rights

         Under the enforcement provisions of the Act, you have the right to sue your supplier if he fails to comply with the requirements of the Act. The courts are authorized to grant whatever equitable relief is necessary to remedy the effects of your supplier's failure to comply with the requirements of the Act, including declaratory judgment, mandatory or prohibitive injunctive relief, and interim equitable relief. Actual damages, exemplary (punitive) damages under certain circumstances, and reasonable attorney and expert witness fees are also authorized. For a more detailed description of these legal remedies you should read the text of the Act.


                       FURTHER DISCUSSIONS OF TITLE I --
                         DEFINITIONS AND LEGAL REMEDIES

                                I.  Definitions

         Section 101 of the Petroleum Marketing Practices Act sets forth definitions of the key terms used throughout the franchise protection provisions of the Act. The definitions from the Act which are listed below are of those terms which are most essential for purposes of the foregoing summary statement. (You should consult section 101 of the Act for additional definitions not included here.)

Franchise

         A franchise is any contract between a refiner and a distributor, between a refiner and a retailer, between a distributor and another distributor, or between a distributor and a retailer, under which a refiner or distributor (as the case may be) authorizes or permits a retailer or distributor to use, in connection with the sale, consignment, or distribution of motor fuel, a trademark which is owned or controlled by such refiner or by a refiner which supplies motor fuel to the distributor which authorizes or permits such use.

         The term "franchise" includes any contract under which a retailer or distributor (as the case may be) is authorized or permitted to occupy leased marketing premises, which premises are to be employed in connection with the sale, consignment or distribution of motor fuel under a trademark which is owned or controlled by such refiner, or by a refiner which supplies motor fuel to the distributor which authorizes or permits such occupancy. The term also includes any contract pertaining to the supply of motor fuel which is to be sold, consigned or distributed under a trademark owned or controlled by a refiner, or under a contract which has




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existed continuously since May 15, 1973, and pursuant to which, on May 15,
1973, motor fuel was sold, consigned or distributed under a trademark owned or controlled on such date by a refiner. The unexpired portion of a transferred franchise is also included in the definition of the term.

Franchise Relationship

         The term "franchise relationship" refers to the respective motor fuel marketing or distribution obligations and responsibilities of a franchisor and a franchisee which result from the marketing of motor fuel under a franchise.

Franchisee

         A franchisee is a retailer or distributor who is authorized or permitted, under a franchise, to use a trademark in connection with the sale, consignment, or distribution of motor fuel.

Franchisor

         A franchisor is a refiner or distributor who authorizes or permits, under a franchise, a retailer or distributor to use a trademark in connection with the sale, consignment, or distribution of motor fuel.

Marketing Premises

         Marketing premises are the premises which, under a franchise, are to be employed by the franchisee in connection with the sale, consignment, or distribution of motor fuel.

Leased Marketing Premises

         Leased marketing premises are marketing premises owned, leased, or in any way controlled by a franchisor and which the franchisee is authorized or permitted, under the franchise, to employ in connection with the sale, consignment, or distribution of motor fuel.

Fail to Renew or Nonrenewal

         The terms "fail to renew" and "nonrenewal" refer to a failure to reinstate, continue, or extend in franchise relationship (1) at the conclusion of the term, or on the expiration date, stated in the relevant franchise, (2) at any time, in the case of the relevant franchise which does not state a term of duration or an expiration date, or (3) following a termination (on or after June 19, 1978) of the relevant franchise which was entered into prior to June 19, 1978 and has not been renewed after such date.

                   II.  Legal Remedies Available to Franchise

         The following is a more detailed description of the remedies available to the franchisee if a franchise is terminated or not renewed in a way that fails to comply with the Act.

Franchisee's Right to Sue

         A franchisee may bring a civil action in United States District Court against a franchisor who does not comply with the requirements of the Act. The action must be brought within one year after the date of termination or nonrenewal or the date the





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franchisor fails to comply with the requirements of the law, whichever is later.

Equitable Relief

         Courts are authorized to grant whatever equitable relief is necessary to remedy the effects of a violation of the law's requirements. Courts are directed to grant a preliminary injunction if the franchisee shows that there are sufficiently serious questions, going to the merits of the case to make them a fair ground for litigation, and if, on balance, the hardship which the franchisee would suffer if the preliminary injunction is not granted will be greater than the hardship which the franchisor would suffer if such relief is granted.

         Courts are not required to order continuation or renewal of the franchise relationship if the action was brought after the expiration of the period during which the franchisee was on notice concerning the franchisor's intention to terminate or not renew the franchise agreement.


Burden of Proof

         In an action under the Act, the franchisee has the burden of proving that the franchise was terminated or not renewed. The franchisor has the burden of proving, as an affirmative defense, that the termination or nonrenewal was permitted under the Act and, if applicable, that the franchisor complied with certain other requirements relating to terminations and nonrenewals based on condemnation or destruction of the marketing premises.

Damages

         A franchisee who prevails in an action under the Act is entitled to actual damages and reasonable attorney and expert witness fees. If the action was based upon conduct of the franchisor which was in willful disregard of the law's requirements or the franchisee's rights under the law, exemplary (punitive) damages may be awarded where appropriate. The court, and not the jury, will decide whether to award exemplary damages and, if so, in what amount.

         On the other hand, if the court finds that the franchisee's action is frivolous, it may order the franchisee to pay reasonable attorney and expert witness fees.

Franchisor's Defense to Permanent Injunctive Relief

         Courts may not order a continuation or renewal of a franchise relationship if the franchisor shows that the basis of the nonrenewal of the franchise relationship was a determination made in good faith and in the normal course of business:

         (1) to convert the leased marketing premises to a use other than the sale or distribution of motor fuel;

         (2)     to materially alter, add to, or replace such premises;

         (3)     to sell such premises;

         (4) to withdraw from marketing activities in the geographic area in which such premises are located; or




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         (5)     that the renewal of the franchise relationship is likely to be uneconomical to the franchisor despite any reasonable changes or additions to the franchise provisions which may be acceptable to the franchisee.

         In making this defense, the franchisor also must show that he has complied with the notice requirements of the Act.

         This defense to permanent injunctive relief, however, does not affect the franchisee's right to recover actual damages and reasonable attorney and expert witness fees if the nonrenewal is otherwise prohibited under the Act.


         Issued in Washington, D.C. on August 23, 1978.




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